Filed Pursuant to Rule 424b(b)(3)
                                        File Number 333-9943

                         CNL AMERICAN REALTY FUND, INC.

                      Supplement No. 2, dated March 6, 1998
                        to Prospectus, dated July 9, 1997


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated July 9, 1997. This Supplement replaces all prior supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information in this Supplement is provided as of February 24, 1998. As of February 24, 1998, the Company had not acquired any Properties nor entered into any initial commitments to acquire Properties. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after February 24, 1998, will be reported in a subsequent Supplement.

                                  THE OFFERING

         As of October 15, 1997, the Company had received aggregate subscription proceeds of $2,774,580, which exceeded the minimum offering amount of $2,500,000, and $2,652,330 of the funds, excluding funds from Pennsylvania investors, were released from escrow. As of December 4, 1997, the Company had received aggregate subscription proceeds of $8,253,530, and funds from Pennsylvania investors were released from escrow. As of February 24, 1998, the Company had received total subscription proceeds of $15,435,890 (1,543,589 Shares), including $1,056 (106 Shares) issued pursuant to the Reinvestment Plan, from 808 stockholders in connection with this offering. As of February 24, 1998, the Company had approximately $12,280,000 available to invest in Properties following deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees, Organizational and Offering Expenses, Acquisition Fees and Acquisition Expenses.


                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Tansactions."


                              CONFLICTS OF INTEREST

     As of December 31, 1997, CNL American  Properties Fund, Inc. and CNL Income
&  Growth  Fund  VIII,  Ltd.  had  approximately   $51,200,000  and  $2,900,000,
respectively, available for investment.


                                    BUSINESS

GENERAL

         The Properties, which typically will be freestanding and will be located across the United States, will be leased to operators of Restaurant Chains and Hotel Chains to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with automatic rent increases and/or percentage rent based on gross sales above specified levels. See "Business - Description of Leases - Computation of Lease Payments," in the Prospectus.

         The restaurant industry is one of the largest industries in the United States in volume of sales and number of employees (more than 9 million persons) and includes fast-food outlets, cafeterias, lunchrooms, convenience stores, family-style restaurants, casual-dining facilities, full-service restaurants, and contract and industrial feeders. By the year 2000, food service sales are expected to exceed $392 billion. Industry publications project that restaurant industry sales will increase from $173.7 billion in 1985 to $335.3 billion in 1998. Restaurant industry sales for 1997 are projected to be $321.3 billion. Nominal growth, which is comprised of real growth and inflationary growth, is estimated to be 4.7% in 1998. Real growth of the restaurant industry in 1997 was 1.7%, and industry analysts currently estimate that the restaurant industry will achieve 1.8% real growth in 1998; however, according to the National Restaurant Association, fast-food restaurants should outpace the industry average for real growth, with a projected 2.1% increase over 1997. Sales in this segment of the restaurant industry are projected to be $105.7 billion for 1997.

         The Company may invest in the fast-food, family-style, and casual-dining segments of the restaurant industry, the most rapidly growing segments in recent years. According to the National Restaurant Association, 51% of adults eat at a quick-service restaurant and 42% of adults patronize a moderately-priced family restaurant at least once each week. In addition, the National Restaurant Association indicates that Americans spend approximately 43 cents of every food dollar on dining away from home. Surveys published in Restaurant Business indicate that families with children choose quick-service restaurants four out of every five times they dine out. Additionally, according to The Wall Street Journal (May 11, 1992), the average American spends $19,791 on fast-food in a lifetime. Further, according to Nation's Restaurant News, the 100 largest restaurant chains are posting an average of 4.59% growth in their systemwide sales figures for 1996. Casual- theme dining concepts are among the chains showing the strongest growth. In 1996, the sandwich segment experienced sales growth of 3.61% over 1995 figures, and, the casual-dining segment experienced systemwide sales growth in 1996 of 12.37%, compared to 12.99% in 1995. Management believes that the Company will have the opportunity to participate in this growth through the ownership of Properties leased to operators of the Restaurant Chains.

         The fast-food, family-style and casual-dining segments of the restaurant industry have demonstrated their ability to adapt to changes in consumer preferences, such as health and dietary issues, decreases in the disposable income of consumers and environmental awareness, through various innovative techniques, including special value pricing and promotions, increased advertising, menu changes featuring low-calorie, low- cholesterol menu items, and new packaging and energy conservation techniques.

         The table set forth below provides information with respect to certain Restaurant Chains in which Affiliates of the Company (consisting of an unlisted public REIT, 18 public partnerships and 8 private partnerships) and a listed public REIT (which was managed by an Affiliate through December 31, 1997, at which time such Affiliate merged with the REIT) had invested, as of September 30, 1997:

                          Approximate           Aggregate
                       Dollars Invested       Percentage of         Number of
Restaurant Chain         by Affiliates      Dollars Invested     Prior Programs
----------------         -------------      ----------------     --------------

Golden Corral             $150,613,000             16.6%               26
Burger King                105,659,000             11.7%               25
Jack in the Box             94,041,000             10.4%               15
Denny's                     91,365,000             10.1%               20
Hardee's                    58,599,000              6.5%               13
Boston Market               51,351,000              5.7%                8
Shoney's                    37,240,000              4.1%               13
IHOP                        34,165,000              3.8%                6

Long John Silver's          32,029,000             3.5%                  6
TGI Friday's                30,228,000             3.3%                  9
Wendy's                     30,011,000             3.3%                 16
Darryl's                    22,296,000             2.5%                  4
Checkers                    21,263,000             2.3%                  7
Perkins                     16,311,000             1.8%                  9
Pizza Hut                   15,578,000             1.7%                  8
KFC                         14,436,000             1.6%                 11
Black-eyed Pea              10,602,000             1.2%                  4
Popeyes                     10,589,000             1.2%                  9
Arby's                      10,493,000             1.2%                  6
Taco Bell                    7,435,000             0.8%                  8
Tumbleweed Southwest
   Mesquite Grill & Bar      6,402,000             0.7%                  1
Houlihan's                   4,741,000             0.5%                  1

         The Company may also invest Net Offering Proceeds in Properties of selected national and regional limited service, extended stay and full service Hotel Chains. The Company believes that attractive opportunities exist to acquire limited service and extended stay hotels serving the economy to moderate pricing segments and full service hotels serving the moderate and upscale pricing segments of the hotel industry. According to Smith Travel Research, a leading provider of lodging industry statistical research, the hotel industry has been steadily improving its financial performance over the past six consecutive years. Also according to Smith Travel Research, in 1997, the industry will reach its highest absolute level of pre-tax profit in its history at approximately $14.5 billion, an increase of approximately 16% over 1996. The average daily room rate increased 6.1% in 1997, from $70.81 in 1996 to $75.16 in 1997, resulting in nine consecutive years of room rate growth. Revenue per available room also increased by 5% from $46.03 in 1996 to $48.48 in 1997. In 1997, for the first time since 1992, growth in room supply exceeded growth in room demand and resulted in a slight dip in occupancy. In 1997, total occupancy fell 0.8% from 65% in 1996 to 64.5%. Growth in room demand exceeded the growth in new room supply for each year from 1992 through 1996 and industry-wide occupancy increased from a 20 year low of 61.8% in 1991 to 65.2% in 1996.

         According to the Smith Travel Research data, in 1997, there were 47,000 hotel properties which included over 3.5 million hotel rooms recording over $61 billion revenue. Hotels are a vital part of travel and tourism. In the United States, the tourism industry, which globally is the world's largest industry, is currently ranked third behind auto sales and retail food sales. In terms of employment, travel and tourism provides over 6.6 million direct jobs, generating over $121 billion in payroll expenditures. Nationally, 11% of total hotel rooms available are located in urban areas, 47% in suburban areas, 30% in highway locations, 5% in airport areas, and the remaining 7% in resort locations.

         The Company may acquire limited service, extended stay or full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

         Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in the restaurant and hotel industries, as reflected in the Properties that it owns. The Company therefore intends to generally structure its leases with percentage rent requirements which are based on gross sales of the particular business over specified levels located on the Property. Gross sales may increase even absent real growth because increases in the costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company intends to structure its leases to provide a minimum level of rent which is payable regardless of the amount of gross sales at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants (as described in "Standards for Investment" below) in order to reduce risks of default; monitoring statistics relating to restaurant and hotel chains and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Standards for Investment" below for a description of the standards which the Board of Directors will employ in selecting Restaurant Chains, Hotel Chains and particular Properties for investment.

         The Company will borrow money to acquire Assets and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain a revolving Line of Credit in an amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. The Board of Directors anticipates that the aggregate amount of any Permanent Financing, if obtained, will not exceed 30% of the Company's total assets. The Permanent Financing would be used to acquire Assets and pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee. The Company has engaged in discussions with a potential lender but has not yet executed a commitment for the Line of Credit or any Permanent Financing and there is no assurance that the Company will obtain the Line of Credit or any Permanent Financing on satisfactory terms.

         As of the date of this Supplement, the Company had not entered into any arrangements that create a reasonable probability that the Company will purchase any Property or enter into any Mortgage Loan or Secured Equipment Lease. The Company presently is negotiating the acquisition of certain Properties, but as of February 24, 1998, had not acquired any such Properties or entered into a commitment to acquire such Properties.

DESCRIPTION OF PROPERTY LEASES

         Computation of Lease Payments. During the initial term of the lease, the tenant will pay the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. In the case of acquisition of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Site Selection and Acquisition of Properties - Construction and Renovation" in the Prospectus. In addition to minimum annual rent, the tenant will generally pay the Company "percentage rent" and/or automatic increases in the minimum annual rent at predetermined intervals during the term of the lease. Percentage rent is generally computed as a percentage of the gross sales above a specified level at a particular Property.

         In the case of Properties in which the Company owns only the building, the Company will structure its leases to have recovered its investment in the building by the expiration of the lease.

BORROWING

         The Company will borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with any borrowing. The Company plans to obtain a revolving Line of Credit in an amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee. The Company has engaged in discussions with a potential lender but has not yet executed a commitment for the Line of Credit or any Permanent Financing and there is no assurance that the Company will obtain the Line of Credit or any Permanent Financing on satisfactory terms.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B.

                                                             1997 (1)      1996 (2)
                                                        -------------     ---------
Year Ended December 31:
    Revenues                                              $    46,071    $       -
    Net earnings                                               22,852            -
    Cash distributions declared                                29,776            -
    Funds from operations (3)                                  22,852            -
    Earnings per Share                                           0.03            -
    Cash distributions declared per Share                        0.05            -
    Weighted average number of Shares outstanding (4)         686,063            -

At December 31:
    Total assets                                           $9,443,476       $598,190
    Total stockholders' equity                              9,233,917        200,000


(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.

(2) Selected financial data for 1996 represents the period June 12, 1996 (date of inception) through December 31, 1996.

(3) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of NAREIT and as used herein, means net earnings determined in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings),
         (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto.

(4) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The Company has been formed recently, has not yet acquired any Properties and has no significant operating history. Since leases generally will be entered into on a "triple-net" basis, the Company does not expect, although it has the right, to maintain a reserve for operating expenses. The Company's Properties,

Mortgage Loans and Secured Equipment Leases will not be readily marketable and their value may be affected by general market conditions. Nevertheless, management believes that capital and revenues of the Company will be sufficient to fund the Company's anticipated investments, proposed operations, and cash Distributions to the stockholders.

         Pending investment in suitable Properties and Mortgage Loans, Company funds will be invested in short-term, highly liquid U.S. Government securities or in other short-term, highly liquid investments with appropriate safety of principal. In addition, it is anticipated that the proceeds of the Line of Credit or any Permanent Financing will be obtained from lenders from time to time as funds are needed to purchase Assets. Management anticipates that after the Company has invested in Assets, Company revenues sufficient to pay operating expenses, provide cash Distributions to the stockholders and service debt will be derived from the lease and mortgage payments paid to the Company by the tenants and borrowers.

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and distributions) and providing protection against inflation through automatic increases in base rent and/or receipt of percentage rent, and obtaining fixed income through the receipt of payments from Mortgage Loans and Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering, either in whole or in part, through (a) Listing, or (b) the commencement of orderly sales of the Company's assets, and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a REIT).

LIQUIDITY AND CAPITAL RESOURCES

         During the period June 12, 1996 (date of inception) through December 31, 1996, the Company received initial capital contributions of $200,000 for 20,000 shares of common stock from CNL Fund Advisors, Inc. In February 1997, CNL Real Estate Advisors, Inc. purchased the Company's outstanding common stock from CNL Fund Advisors, Inc. and became the sole stockholder of the Company.

         Effective July 1997, the Company commenced its offering of Shares of common stock. As of December 31, 1997, the Company had received aggregate subscription proceeds totalling $11,325,402 (1,132,540 Shares), including $1,056 (106 Shares) through the Company's Reinvestment Plan.

         As of December 31, 1997, net proceeds to the Company from its offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, the marketing support and due diligence expense reimbursement fee and Organizational and Offering Expenses totalled $9,220,841. The Company used $535,792 to pay for Acquisition Fees and Acquisition Expenses, leaving $8,658,049 in Net Offering Proceeds available for investment in Properties and Mortgage Loans. As of February 24, 1998, the Company had received subscription proceeds of $15,435,890 (1,543,589 Shares) from its offering of Shares. As of February 24, 1998, net proceeds to the Company from its offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, the marketing support and due diligence expense reimbursement fee and
Organizational and Offering Expenses totalled approximately $13,000,000. The Company used approximately $720,000 to pay for Acquisition Fees and Acquisition Expenses, leaving approximately $12,280,000 in Net Offering Proceeds available for investment in Properties and Mortgage Loans. As of February 24, 1998, the Company had not acquired any Properties or entered into any Mortgage Loans.

         The Company will use Net Offering Proceeds from this offering to purchase Properties and to invest in Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The Company plans to obtain a revolving Line of Credit in an amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. Although the Board of Directors anticipates that the Line of Credit will be in the amount of $45,000,000 and that the aggregate amount of any Permanent Financing will not exceed 30% of the Company's total assets, the maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's Net Assets. The Company has engaged in discussions with a potential lender but has not yet executed a commitment for the Line of Credit or any Permanent Financing and there is no assurance that the Company will obtain the Line of Credit or any Permanent Financing on satisfactory terms.

         Properties will be leased on a long-term, triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems associated with operating the Properties are currently anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 1997, the Company had $8,869,838 invested in such short-term investments as compared to $2,084 at December 31, 1996. The increase in the amount invested in short-term investments reflects subscription proceeds derived from the sale of Shares during the year ended December 31, 1997. These funds will be used primarily to purchase and develop or renovate Properties, to make Mortgage Loans, to pay Organizational and Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to meet other Company expenses and, in management's discretion, to create cash reserves.

         During the year ended December 31, 1997 and the period June 12, 1996 (date of inception) through December 31, 1996, Affiliates of the Company incurred on behalf of the Company $638,274 and $555,812, respectively, for certain Organizational and Offering Expenses. In addition, during the year ended December 31, 1997, Affiliates of the Company incurred on behalf of the Company $26,149 for certain Acquisition Expenses and $11,003 for certain Operating Expenses. As of December 31, 1997 and 1996, the Company owed the Advisor $193,254 and $386,561, respectively, for such amounts, unpaid fees and accounting and administrative expenses. The Advisor has agreed to pay or reimburse to the Company all Organizational and Offering Expenses in excess of three percent of Gross Proceeds.

         During the year ended December 31, 1997, the Company generated cash from operations (which includes interest received less cash paid for operating expenses) of $22,469. Based on current and anticipated future cash from operations the Company declared Distributions to its stockholders of $29,776 during the period October 15, 1997 (the date operations commenced) through December 31, 1997. No Distributions were paid or declared for the period June 12, 1996 (date of inception) through October 14, 1997 because operations had not commenced. On January 1, 1998, the Company declared Distributions to stockholders of record on January 1, 1998, totalling $28,814 ($0.025 per share), payable in March 1998. On January 16, 1998, the Company declared Distributions of $0.025 per share of common stock to stockholders of record on February 1, 1998, also payable in March 1998. For the year ended December 31, 1997, 100 percent of the Distributions received by stockholders were considered to be ordinary income for federal income tax purposes. No amounts distributed or to be distributed to the stockholders as of February 24, 1998, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on stockholders' Invested Capital.

         Due to anticipated low operating expenses, rental income expected to be obtained from Properties after they are acquired, the fact that the Line of Credit and Permanent Financing have not been obtained and that the Company has not entered into Mortgage Loans or Secured Equipment Leases, management does not believe that working capital reserves will be necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         As of February 24, 1998, the Company had not entered into any arrangements creating a reasonable probability that a Property would be acquired by the Company or that a particular Mortgage Loan or Secured Equipment Lease would be funded. The number of Properties to be acquired and Mortgage Loans to be invested in will depend upon the amount of net offering proceeds and loan proceeds available to the Company. The amount invested in Secured Equipment Leases will not exceed 10% of the Gross Proceeds.

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in the Prospectus.

         Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

RESULTS OF OPERATIONS

         No operations commenced until the Company received the minimum offering proceeds of $2,500,000 on October 15, 1997. The Company did not acquire any Properties or enter into any Mortgage Loans during the year ended December 31, 1997.

         During the year ended December 31, 1997, the Company earned $46,071 in interest income from investments in money market accounts. Interest income is expected to increase as the Company invests subscription proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short term, highly liquid investments is expected to decrease.

         Operating expenses, including amortization expense, were $23,219 for the year ended December 31, 1997. Operating expenses, including amortization expense, represent only a portion of operating expenses which the Company is expected to incur during a full year in which the Company owns Properties or in which the Company is operational. The dollar amount of operating expenses is expected to increase as the Company acquires Properties and invests in Mortgage Loans; however, operating expenses as a percentage of total revenues is expected to decrease as the Company acquires Properties and invests in Mortgage Loans.

         The Company anticipates that its leases will be triple-net leases and will contain provisions that management believes will mitigate the adverse effect of inflation. Such provisions will include clauses requiring the payment of percentage rent based on certain gross sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure." The Statement, which is effective for fiscal years ending after December 15, 1997, provides for disclosure of the Company's capital structure as it relates to its preferred stock. At this time, the Company's Board of Directors has not determined the relative rights, preferences, and privileges of each class or series of preferred stock authorized. Since the Company has not issued preferred shares, the disclosures required by this Statement are not applicable.

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." The Statement, which is effective for fiscal years beginning after December 15, 1997, requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is its net earnings. The Company does not believe that adoption of this Statement will have a material effect on the Company's financial position or results of operations.

         The Advisor of the Company is in the process of assessing and addressing the impact of the year 2000 on its computer package software. The hardware and built-in software are believed to be year 2000 compliant. Accordingly, the Company does not expect this matter to materially impact how it conducts business nor its future results of operations or financial position.

         Management is not aware of any known trends or uncertainties, other than national economic conditions, which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in the Prospectus.

         There currently are no material changes being considered in the objectives and policies of the Company as set forth in the Prospectus.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

      Name                Age       Position with the Company
      ----                ---       -------------------------

James M. Seneff, Jr.      51        Director, Chairman of the Board, and Chief
                                    Executive Officer
Robert A. Bourne          50        Director and President
G. Richard Hostetter      58        Independent Director
J. Joseph Kruse           65        Independent Director
Richard C. Huseman        59        Independent Director
Charles A. Muller         39        Executive Vice President
John T. Walker            39        Executive Vice President
Jeanne A. Wall            39        Executive Vice President
Lynn E. Rose              49        Secretary and Treasurer

         James M. Seneff, Jr. Director, Chairman of the Board, and Chief Executive Officer. Mr. Seneff currently holds the position of Chairman of the Board, Chief Executive Officer and director of CNL Real Estate Advisors, Inc., the Advisor. Mr. Seneff also serves as Chairman of the Board, Chief Executive Officer and a director of CNL American Properties Fund, Inc. and CNL Fund Advisors, Inc. Mr. Seneff is a principal stockholder of CNL Group, Inc., a diversified real estate company, and has served as its Chairman of the Board of Directors, director, and Chief Executive Officer since its formation in 1980. CNL Group, Inc. is the parent company of CNL Securities Corp., which is acting as the Managing Dealer in this offering, CNL Investment Company, CNL Fund Advisors, Inc. and CNL Real Estate Advisors, Inc. Mr. Seneff has been Chief Executive Officer, a director and registered principal of CNL Securities Corp. since its formation in 1979. Mr. Seneff also has held the position of President and a director of CNL Management Company, a registered investment advisor, since its formation in 1976, has served as Chief Executive Officer and Chairman of the Board of CNL Investment Company, and Chief Executive Officer and Chairman of the Board of Commercial Net Lease Realty, Inc. since 1992, served as Chief Executive Officer and Chairman of the Board of CNL Realty Advisors, Inc. from its inception in 1991 through 1997 at which time such company merged with Commercial Net Lease Realty, Inc., and has held the position of Chief Executive Officer and a director of CNL Institutional Advisors, Inc., a registered investment advisor, since its inception in 1990. Mr. Seneff previously served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration, Florida's principal investment advisory and money management agency, oversees the investment of more than $60 billion of retirement funds. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 65 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Seneff, directly or through an affiliated entity, serves or has served as a general partner. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director and President. Mr. Bourne currently holds the position of President and director of CNL Real Estate Advisors, Inc., the Advisor. Mr. Bourne also serves as President and a director of CNL American Properties Fund, Inc. Mr. Bourne currently holds the position of Vice Chairman of the Board of Directors, director and Treasurer of CNL Fund Advisors, Inc. Mr. Bourne served as President of CNL Fund Advisors, Inc. from the date of its inception through October 1997. Mr. Bourne is President and Treasurer of CNL Group, Inc., President, Treasurer, a director, and a registered principal of CNL Securities Corp. (the Managing Dealer of this offering), President and a director of CNL Investment Company, and Chief Investment Officer Vice Chairman of the Board of Directors, a director and Treasurer of CNL Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne served as President of CNL Institutional Advisors, Inc. from the date of its inception through June 30, 1997. Mr. Bourne served as President and a director from July 1992 to February 1996, served as Secretary and Treasurer from February 1996 through December 1997, and has served as Vice Chairman of the Board of Directors since February 1996, of Commercial Net Lease Realty, Inc. In addition, Mr. Bourne served as President of CNL Realty Advisors, Inc. from 1991 to February 1996, and served as a director of CNL Realty Advisors, Inc. from 1991 through December 1997, and as Treasurer and Vice Chairman from February 1996 through December 1997, at which time such company merged with Commercial Net Lease Realty, Inc. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978 was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987 he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp. in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner.

         G. Richard Hostetter, Esq. Independent Director. Mr. Hostetter also serves as a director of CNL American Properties Fund, Inc. Mr. Hostetter was associated with the law firm of Miller and Martin from 1966 through 1989, the last ten years of such association as a senior partner. As a lawyer, he served for more than 20 years as counsel for various corporate real estate groups, fast-food companies and public companies, including The Krystal Company, resulting in his extensive participation in transactions involving the sale, lease, and sale/leaseback of approximately 250 restaurant units. Mr. Hostetter graduated from the University of Georgia and received his J.D. from Emory Law School in 1966. He is licensed to practice law in Tennessee and Georgia. From 1989 to date, Mr. Hostetter has served as President and General Counsel of Mills, Ragland & Hostetter, Inc., the corporate general partner of MRH, L.P., a holding company involved in corporate acquisitions, in which he also is a general and limited partner.

         J. Joseph Kruse. Independent Director. Mr. Kruse also serves as a director of CNL American Properties Fund, Inc. From 1993 to the present, Mr. Kruse has been President and Chief Executive Officer of Kruse & Co., Inc., a merchant banking company engaged in real estate. Formerly, Mr. Kruse was a Senior Vice President with Textron, Inc. for twenty years, and then served as Senior Vice President at G. William Miller & Co., a firm founded by the former Chairman of the Federal Reserve Board and the Treasury Secretary. Mr. Kruse was responsible for evaluations of commercial real estate and retail shopping mall projects and continues to serve of counsel to the firm. Mr. Kruse received a Bachelors of Science in Education degree from the University of Florida in 1957 and a Masters of Science in Administration in 1958 from Florida State University. He also graduated from the Advanced Management Program of the Harvard Graduate School of Business.

         Richard C. Huseman. Independent Director. Mr. Huseman also serves as a director of CNL American Properties Fund, Inc. Mr. Huseman is presently a professor in the College of Business Administration, and from 1990 through 1995, served as the Dean of the College of Business Administration of the University of Central Florida. He has served as a consultant in the area of managerial strategies to a number of Fortune 500 corporations, including IBM, AT&T, and 3M, as well as to several branches of the U.S. government, including the U.S. Department of Health and Human Services, the U.S. Department of Justice, and the Internal Revenue Service. Mr. Huseman received a B.A. from Greenville College in 1961 and an M.A. and a Ph.D. from the University of Illinois in 1963 and 1965, respectively.

         Charles A. Muller. Executive Vice President. Mr. Muller joined CNL in October 1996 and is responsible for the planning and implementation of CNL's interest in hotel industry investments, including acquisitions, development, project analysis and due diligence. Mr. Muller currently serves as Executive
Vice President of CNL Real Estate Advisors, Inc., the Advisor, and Chief Operating Officer of CNL Hotel Development Company. Mr. Muller joined CNL following more than 15 years of broadbased hotel industry experience. From 1993 to 1996, Mr. Muller served as a Director of Operations for Tishman Hotel Corporation where he was responsible for the company's market review and valuation analysis efforts. At Tishman, Mr. Muller played a significant role in the development of a new 600-room golf resort in Puerto Rico, and was active in several project management, asset management and development assignments. From 1989 to 1993, Mr. Muller served as a Development Manager for Wyndham Hotels & Resorts where he was responsible for new business development and company growth through acquisitions, development and management contracts. At Wyndham, Mr. Muller was also responsible for market review and feasibility analysis efforts in markets across the United States and the Caribbean. Prior to joining Wyndham, Mr. Muller worked for Pannell Kerr Forster as a hotel industry consultant and spent four years with AIRCOA (currently Richfield Hospitality) where he was responsible for capital expenditure planning, property renovations and construction management. From 1981 through 1985, Mr. Muller held several management positions in hotel operations. Mr. Muller received a Bachelor of Science degree in Hotel Administration from Cornell University in 1981, has served on the Market, Finance and Investment Analysis Committee of the American Hotel & Motel Association.

         John T. Walker. Executive Vice President. Mr. Walker joined CNL Fund Advisors, Inc. in September 1994, as Senior Vice President, responsible for Research and Development. He currently serves as the Executive Vice President of CNL Real Estate Advisors, Inc., the Advisor. Mr. Walker is also Chief Operating Officer and Executive Vice President of CNL American Properties Fund, Inc. and CNL Fund Advisors, Inc. From May 1992 to May 1994, he was Executive Vice President for Finance and Administration and Chief Financial Officer of Z Music, Inc., a cable television network which was subsequently acquired by Gaylord Entertainment, where he was responsible for overall financial and administrative management and planning. From January 1990 through April 1992, Mr. Walker was Chief Financial Officer of the First Baptist Church in Orlando, Florida. From April 1984 through December 1989, he was a partner in the accounting firm of Chastang, Ferrell & Walker, P.A., where he was the partner in charge of audit and consulting services, and from 1981 to 1984, Mr. Walker was a Senior Consultant/Audit Senior at Price Waterhouse. Mr. Walker is a Cum Laude graduate of Wake Forest University with a B.S. in Accountancy and is a certified public accountant.

         Jeanne A. Wall. Executive Vice President. Ms. Wall serves as Executive Vice President of CNL Real Estate Advisors, Inc., the advisor to the Company. Ms. Wall is also Executive Vice President of CNL American Properties Fund, Inc. and CNL Fund Advisors, Inc. Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since November 1994 and has served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. In 1985, Ms. Wall became Vice President of CNL Securities Corp. in 1987, she became a Senior Vice President and in July 1997, she became Executive Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees product development, partnership administration and investor services for programs offered through participating brokers and corporate communications for CNL Group, Inc. and Affiliates. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993, as Vice President of CNL Realty Advisors, Inc. since its inception in 1991 through 1997, and as Vice President of Commercial Net Lease Realty, Inc. since 1992 through 1997. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association and on the Direct Participation Program committee for the National Association of Securities Dealers.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose serves as Secretary, Treasurer and a director of CNL Real Estate Advisors, Inc., the Advisor. Ms. Rose is also Secretary and Treasurer of CNL American Properties Fund, Inc. and Secretary, Treasurer and a director of CNL Fund Advisors, Inc. Ms. Rose, a certified public accountant, has served as Secretary of CNL Group, Inc. since 1987, as Chief Financial Officer of CNL Group, Inc., since December 1993, and served as Controller of CNL Group, Inc. from 1987 until December 1993. In addition, Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. She has served as Chief Operating Officer, Vice President and Secretary of CNL Corporate Services, Inc. since November 1994. Ms. Rose also has served as Chief Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990 as Secretary and a director of CNL Realty Advisors, Inc. from its inception in 1991 through 1997, and as Treasurer of CNL Realty Advisors, Inc. from 1991 to February 1996. In addition, Ms. Rose served as Secretary and Treasurer of Commercial Net Lease
Realty, Inc. from 1992 to February 1996. Ms. Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the management information services, administration, legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.


                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of common stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. For the period January 1, 1998 through February 24, 1998, and the year ended December 31, 1997, the Company incurred $308,287 and $849,405, respectively, of such fees, a substantial portion of which was paid by the Managing Dealer as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a Marketing Support and Due Diligence Expense Reimbursement Fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the period January 1, 1998 through February 24, 1998, and the year ended December 31, 1997, the Company incurred $20,552 and $56,627, respectively, of such fees, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. For the period January 1, 1998 through February 24, 1998, and the year ended December 31, 1997, the Company incurred $184,972 and $509,643, respectively, of such fees.

         The Advisor and its Affiliates provide accounting and administrative services to the Company

(including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the year ended December 31, 1997 and the period June 12, 1996 (date of inception) through December 31, 1996, the Company incurred a total of $192,224 and $28,665, respectively, for these services, $185,335 and $28,665, respectively, of such costs representing stock issuance costs and $6,889 and $0, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE INVESTED ONLY IN RESTAURANT PROPERTIES AND HAVE NOT INVESTED IN HOTEL PROPERTIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 85 and 86 real estate limited partnerships, respectively, including the 18 publicly offered CNL Income Fund partnerships, and as directors and officers of CNL American Properties Fund, Inc., which purchased restaurant properties similar to those to be acquired by the Company, listed in the table below. None of these limited partnerships or the unlisted REIT has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior partnerships, the general partners of these partnerships believe that each of such partnerships has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties similar to those that the Company intends to acquire and have investment objectives similar to those of the Company. In addition, Messrs. Bourne and Seneff currently serve as directors and officers of CNL American Properties Fund, Inc., an unlisted public REIT, which was organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases similar to those that the Company intends to invest in and has investment objectives similar to those of the Company. As of June 30, 1997, the 18 partnerships and the unlisted REIT had raised a total of $826,052,689 from a total of 59,630 investors, and had invested in 865 fast-food, family- style and casual-dining restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the unlisted public REIT is set forth below.


                                                              Number of           Date 90% of Net
                                                               Limited            Proceeds Fully
                      Maximum                                Partnership           Invested or
Name of               Offering                                Units or            Committed to
Entity               Amount (1)         Date Closed          Shares Sold          Investment (2)
------               ----------         -----------          -----------          --------------
CNL Income          $15,000,000        December 31, 1986         30,000           December 1986
Fund, Ltd.          (30,000 units)

CNL Income          $25,000,000        August 21, 1987           50,000           November 1987
Fund II, Ltd.       (50,000 units)

CNL Income          $25,000,000        April 29, 1988            50,000           June 1988
Fund III, Ltd.      (50,000 units)



                                      -13-






CNL Income          $30,000,000            December 6, 1988            60,000         February 1989
Fund IV, Ltd.       (60,000 units)

CNL Income          $25,000,000            June 7, 1989                50,000         December 1989
Fund V, Ltd.        (50,000 units)

CNL Income          $35,000,000            January 19, 1990            70,000         May 1990
Fund VI, Ltd.       (70,000 units)

CNL Income          $30,000,000            August 1, 1990          30,000,000         January 1991
Fund VII, Ltd.      (30,000,000 units)

CNL Income          $35,000,000            March 7, 1991           35,000,000         September 1991
Fund VIII, Ltd.     (35,000,000 units)

CNL Income          $35,000,000            September 6, 1991        3,500,000         November 1991
Fund IX, Ltd.       (3,500,000 units)

CNL Income          $40,000,000            March 18, 1992           4,000,000         June 1992
Fund X, Ltd.        (4,000,000 units)

CNL Income          $40,000,000            September 28, 1992       4,000,000         September 1992
Fund XI, Ltd.       (4,000,000 units)

CNL Income          $45,000,000            March 15, 1993           4,500,000         July 1993
Fund XII, Ltd.      (4,500,000 units)

CNL Income          $40,000,000            August 26, 1993          4,000,000         August 1993
Fund XIII, Ltd.     (4,000,000 units)

CNL Income          $45,000,000            February 22, 1994        4,500,000         May 1994
Fund XIV, Ltd.      (4,500,000 units)

CNL Income          $40,000,000            September 1, 1994      4,000,000           December 1994
Fund XV, Ltd.       (4,000,000 units)

CNL Income          $45,000,000            June 12, 1995          4,500,000           August 1995
Fund XVI, Ltd.      (4,500,000 units)

CNL Income          $30,000,000            September 19, 1996     3,000,000           December 1996
Fund XVII, Ltd.     (3,000,000 units)

CNL Income          $35,000,000                 (3)                  (3)                   (3)
Fund XVIII, Ltd     (3,500,000 units)

CNL American        $425,000,000                (4)                  (4)                   (4)
Properties Fund,    (42,500,000 shares)
Inc.


-----------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) As of June 30, 1997, CNL Income Fund XVIII, Ltd., which is offering a maximum of 3,500,000 limited partnership units ($35,000,000), had received subscriptions totaling $22,192,212 (2,219,221 units). As of such date, CNL Income Fund XVIII, Ltd. had purchased 17 properties.

(4) In April 1995, CNL American Properties Fund, Inc. commenced an offering of a maximum of 15,000,000 shares of common stock ($150,000,000), excluding 1,500,000 shares ($15,000,000), available to investors participating in the distribution reinvestment plan. On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, CNL American Properties Fund, Inc. commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. As of June 30, 1997,
         CNL American Properties Fund, Inc. had received subscriptions totalling $73,251,412 (7,325,141 shares), including $643,293 (64,329 shares)
         through the reinvestment plan from the 1997 Offering. As of such date, CNL American Properties Fund, Inc.
         had purchased 174 properties.


         As of June 30, 1997, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 67 nonpublic real estate limited partnerships. The offerings of 65 of these 67 nonpublic limited partnerships had terminated as of June 30, 1997. These 65 partnerships raised a total of $166,969,266 from approximately 4,180 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 203 projects as of June 30, 1997. These 203 projects consist of 19 apartment projects (comprising 11% of the total amount raised by all 65 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 65 partnerships), 157 fast-food or family-style restaurant property and business investments (comprising 68% of the total amount raised by all 65 partnerships), one condominium development (comprising .5% of the total amount raised by all 65 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 65 partnerships), seven commercial/retail properties (comprising 10% of the total amount raised by all 65 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 65 partnerships). The offering of the two remaining nonpublic limited partnerships (offerings aggregating $16,750,000) had raised $9,700,000 from 201 investors (approximately 57.9% of the total offering amount) as of June 30, 1997.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 85 real estate limited partnerships whose offerings had closed as of June 30, 1997 (including 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past ten years, 35 invested in restaurant properties leased on a "triple-net" basis, including six which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 85 real estate limited partnerships).

         The following table sets forth summary information, as of June 30, 1997, regarding property acquisitions by the 18 limited partnerships and the one unlisted REIT that, either individually or through a joint venture or partnership arrangement, acquired restaurant properties and that have investment objectives similar to those of the Company.



Name of                  Type of                                                Method of                 Type of
Entity                   Property                  Location                     Financing                 Program
------                   --------                  --------                     ---------                 -------
CNL Income               20 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund, Ltd.               family-style            GA, LA, MD, OK,
                         restaurants             TX, VA

CNL Income               44 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund II, Ltd.            family-style            GA, IL, IN, LA, MI,
                         restaurants             MN, MO, NC, NM,
                                                 OH, TX, WY

CNL Income               33 fast-food or         AZ, CA, FL, GA,                All cash                  Public
Fund III, Ltd.           family-style            IA, IL, IN, KS, KY,
                         restaurants             MD, MI, MN, MO,
                                                 NC, NE, OK, TX

CNL Income               45 fast-food or         AL, DC, FL, GA,                All cash                  Public
Fund IV, Ltd.            family-style            IL, IN, KS, MA,
                         restaurants             MD, MI, MS, NC,
                                                 OH, PA, TN, TX,
                                                 VA

CNL Income               30 fast-food or         FL, GA, IL, IN, MI,            All cash                  Public
Fund V, Ltd.             family-style            NH, NY, OH, SC,
                         restaurants             TN, TX, UT, WA

CNL Income               48 fast-food or         AR, AZ, FL, IN,                All cash                  Public
Fund VI, Ltd.            family-style            MA, MI, MN, NC,
                         restaurants             NE, NM, NY, OH,
                                                 OK, PA, TN, TX,
                                                 VA, WY

CNL Income               47 fast-food or         AZ, CO, FL, GA,                All cash                  Public
Fund VII, Ltd.           family-style            IN, LA, MI, MN,
                         restaurants             OH, SC, TN, TX,
                                                 UT, WA

CNL Income               42 fast-food or         AZ, FL, IN, LA,                All cash                  Public
Fund VIII, Ltd.          family-style            MI, MN, NC, NY,
                         restaurants             OH, TN, TX, VA

CNL Income               42 fast-food or         AL, FL, GA, IL, IN,            All cash                  Public
Fund IX, Ltd.            family-style            LA, MI, MN, MS,
                         restaurants             NC, NH, NY, OH,
                                                 SC, TN, TX

CNL Income               49 fast-food or         AL, CA, CO, FL,                All cash                  Public
Fund X, Ltd.             family-style            ID, IL, LA, MI,
                         restaurants             MO, MT, NC, NH,
                                                 NM, NY, OH, PA,
                                                 SC, TN, TX

CNL Income               40 fast-food or         AL, AZ, CA, CO,                All cash                  Public
Fund XI, Ltd.            family-style            CT, FL, KS, LA,
                         restaurants             MA, MI, MS, NC,
                                                 NH, NM, OH, OK,
                                                 PA, SC, TX, VA,
                                                 WA


                                      -16-






CNL Income               49 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund XII, Ltd.           family-style            GA, LA, MO, MS,
                         restaurants             NC, NM, OH, SC,
                                                 TN, TX, WA

CNL Income               49 fast-food or         AL, AR, AZ, CA,                All cash                  Public
Fund XIII, Ltd.          family-style            CO, FL, GA, IN,
                         restaurants             KS, LA, MD, NC,
                                                 OH, PA, SC, TN,
                                                 TX, VA

CNL Income               62 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund XIV, Ltd.           family-style            GA, KS, LA, MN,
                         restaurants             MO, MS, NC, NJ,
                                                 NV, OH, SC, TN,
                                                 TX, VA

CNL Income               54 fast-food or         AL, CA, FL, GA,                All cash                  Public
Fund XV, Ltd.            family-style            KS, KY, MN, MO,
                         restaurants             MS, NC, NJ, NM,
                                                 OH, OK, PA, SC,
                                                 TN, TX, VA

CNL Income               44 fast-food or         AZ, CA, CO, DC,                All cash                  Public
Fund XVI, Ltd.           family-style            FL, GA, ID, IN, KS,
                         restaurants             MN, MO, NC, NM,
                                                 NV, OH, TN, TX,
                                                 UT, WI

CNL Income               27 fast-food, family-   CA, FL, GA, IL, IN,            All cash                  Public
Fund XVII, Ltd.          style or casual-dining  MI, NC, NV, OH,
                         restaurant properties   SC, TN, TX

CNL Income               17 fast-food, family-   CA, GA, KY, MD,                All cash                  Public
Fund XVIII, Ltd.         style or casual-dining  MN, NC, NV, OH,
                         restaurant properties   TN, TX

CNL American             174 fast-food,          AL, AZ, CA, CO,                All cash                Public REIT
Properties Fund, Inc.    family-                 DE, FL, IA, ID, IL,
                         style or casual-dining  IN, KY, MD, MI,
                         restaurants             MN, MO, NC, NE,
                                                 NM, NV, OH, OK,
                                                 OR, PA, TN, TX,
                                                 UT, VA, WA, WV



                  ---------------------------------------


         A more detailed description of the acquisitions by real estate limited partnerships and the unlisted REIT sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income

Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. and CNL American Properties Fund, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the unlisted REIT, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the unlisted REIT with investment objectives similar to one or more of the Company's investment objectives is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships, the offerings of which became fully subscribed between July 1992 and June 1997, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations - Taxation of the Company Distribution Requirements" in the Prospectus. The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The Company intends to make regular Distributions to stockholders. The payment of Distributions commenced in December 1997. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly during the offering period, declared monthly during any subsequent offering, paid on a quarterly basis during an offering period, and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         For the period October 15, 1997 (the date operations of the Company commenced) through December 31, 1997, the Company declared and paid Distributions totaling $29,776. All of such amount was characterized as ordinary income for federal income tax purposes. Due to the fact that the Company had not yet acquired any Properties and was still in the offering stage as of December 31, 1997, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.


                        FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF THE COMPANY

         General. The Company expects to elect to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. The Company believes that it is organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable year ending December 31, 1997, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         (a) The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and
(ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

         The Company has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease;
(iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business - Description of Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

         In addition, the Company will be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company has represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75% gross income test.

         The Company will also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases or loans, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations - Characterization of the Secured Equipment Leases" in the Prospectus. If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes then, the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

         If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if (i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% or 95% test (whichever amount is greater).

         (b) The Impact of Default Under the Secured Equipment Leases. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose to either lease or sell such Equipment.

         However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.

TAXATION OF STOCKHOLDERS

         Taxable Domestic Stockholders. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, the Company may elect to retain and pay income tax on its long-term capital gains. If the Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the Distribution exceeds each stockholder's basis, a gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and
(ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

         Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to dividends from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, with regard to payments on or after January 1, 1999, the Non-U.S. Stockholder files IRS Form W-8 with the Company and, if the Shares are not traded on an established securities market, acquires a taxpayer identification number from the IRS) or (ii) the Non-U.S. Stockholder files an IRS Form 4224 (or, with respect to payments on or after January 1, 1999, files IRS Form W-8 with the Company) with the Company claiming that the distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. Beginning with payments made on or after January 1, 1999, the Company will be permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.


                                     EXPERTS

         The audited balance sheets of the Company as of December 31, 1997 and 1996, and the related statements of earnings, stockholders' equity and cash flows for the year ended December 31, 1997 and for the period June 12, 1996 (date of inception) through December 31, 1996, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                   EXHIBIT B

                             FINANCIAL INFORMATION

                       THE FINANCIAL STATEMENTS INCLUDED
                          IN THIS EXHIBIT B UPDATE AND
                       REPLACE EXHIBIT B TO THE ATTACHED
                        PROSPECTUS, DATED JULY 9, 1997.

                         INDEX TO FINANCIAL STATEMENTS


                         CNL AMERICAN REALTY FUND, INC.

                                                                                     Page
                                                                                     ----
Report of Independent Accountants                                                     B-2
Financial Statements:
  Balance Sheets at December 31, 1997 and 1996                                        B-3
  Statements of Earnings for the year ended December
    31, 1997 and the period June 12, 1996 (date of
    inception) through December 31, 1996                                              B-4
  Statements of Stockholders' Equity for the year
    ended December 31, 1997 and the period June 12,
    1996 (date of inception) through December 31, 1996 B-5 Statements of Cash
  Flows for the year ended December
    31, 1997 and the period June 12, 1996 (date of
    inception) through December 31, 1996                                              B-6
  Notes to Financial Statements                                                       B-8

                                      B-1

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
CNL American Realty Fund, Inc.


We have audited the accompanying balance sheets of CNL American Realty Fund, Inc. (a Maryland corporation) as of December 31, 1997 and 1996, and the related statements of earnings, stockholders' equity, and cash flows for the year ended December 31, 1997 and for the period June 12, 1996 (date of inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CNL American Realty Fund, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1997 and the period June 12, 1996 (date of inception) through December 31, 1996, in conformity with generally accepted accounting principles.


/s/ Coopers & Lybrand L.L.P.
---------------------------------
Coopers & Lybrand L.L.P.

Orlando, Florida
January 22, 1998

                         CNL AMERICAN REALTY FUND, INC.

                                 BALANCE SHEETS


                                                         December 31,
               ASSETS                            1997                   1996
                                             ------------           -----------

Cash and cash equivalents                    $8,869,838             $    2,084
Due from related party                            7,500                     -
Prepaid expenses                                 11,179                     -
Organization costs, less accumulated
  amortization of $833 in 1997                   19,167                     -
Deferred offering costs                              -                 596,106
Other assets                                    535,792                     -
                                             ----------             ----------

                                             $9,443,476             $  598,190
                                             ==========             ==========

  LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses        $   16,305             $   11,629
Due to related parties                          193,254                386,561
                                             ----------             ----------
      Total liabilities                         209,559                398,190
                                             ----------             ----------


Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares in 1997                                   -                      -
  Excess shares, $.01 par value per
    share.  Authorized and unissued
    63,000,000 shares in 1997                        -                      -
  Common stock, $.01 par value per
    share.  Authorized 60,000,000
    shares and 100,000 shares,
    respectively, issued and
    outstanding 1,152,540 and 20,000,
    respectively                                 11,525                    200
  Capital in excess of par value              9,229,316                199,800
  Accumulated distributions in excess
    of net earnings                              (6,924)                    -
                                             ----------             ----------
      Total stockholders' equity              9,233,917                200,000
                                             ----------             ----------

                                             $9,443,476             $  598,190
                                             ==========             ==========

                See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.

                             STATEMENTS OF EARNINGS

                                                        June 12, 1996
                                                          (Date of
                                                         Inception)
                                         Year Ended        through
                                        December 31,     December 31,
                                            1997             1996
                                        ------------    --------------

Interest income                         $   46,071       $       -
                                        ----------       ---------

Expenses:
  General operating and
    administrative                          22,386               -
  Amortization                                 833               -
                                        ----------       ---------
                                            23,219               -
                                        ----------       ---------

Net Earnings                            $   22,852       $       -
                                        ==========       =========

Earnings Per Share of Common
  Stock (Basic and Diluted)             $     0.03       $       -
                                        ==========       =========

Weighted Average Number of
  Shares of Common Stock
  Outstanding                              686,063               -
                                        ==========       =========


                See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                      Year Ended December 31, 1997 and the
                Period June 12, 1996 (Date of Inception) through
                               December 31, 1996

                                                                                              Accumulated
                                                     Common stock                            distributions
                                                     ------------        Capital in             in excess
                                        Number           Par             excess of               of net
                                      of shares         value            par value              earnings               Total
                                      ---------         -----            ----------             --------               -----
Balance at
  June 12, 1996                               -        $    -           $        -           $      -               $        -

Sale of common
  stock to related
  party                                   20,000           200              199,800                 -                   200,000
                                      ----------       -------          -----------          ---------              -----------

Balance at
  December 31, 1996                       20,000           200              199,800                 -                   200,000

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment plan                    1,132,540        11,325           11,314,077                 -                11,325,402

Stock issuance costs                          -             -            (2,284,561)                -                (2,284,561)

Net earnings                                  -             -                    -              22,852                   22,852

Distributions
  declared ($0.05
  per share)                                  -             -                    -             (29,776)                 (29,776)
                                      ----------       -------          -----------          ---------              -----------

Balance at
  December 31, 1997                    1,152,540       $11,525          $ 9,229,316          $  (6,924)             $ 9,233,917
                                      ==========       =======          ===========          =========              ===========

                See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.

                            STATEMENTS OF CASH FLOWS

                                                                            June 12, 1996
                                                                              (Date of
                                                                              Inception)
                                                    Year Ended                 through
                                                   December 31,              December 31,
                                                       1997                      1996
                                                   ------------             ---------------
Increase (Decrease) in Cash and Cash
  Equivalents:

    Cash Flows From Operating Activities:
      Interest received                            $     46,071              $         -
      Cash paid for expenses                            (23,602)                       -
                                                   ------------              -----------
          Net cash provided by operating
            activities                                   22,469                        -
                                                   ------------              -----------

    Cash Flows From Investing Activities:
       Increase in other assets                        (463,470)                       -
                                                   ------------              -----------
          Net cash used in investing
            activities                                 (463,470)                       -
                                                   ------------              -----------

    Cash Flows From Financing Activities:
      Reimbursement of acquisition, organi-
        zation and stock issuance costs paid
        by related parties on behalf of the
        Company                                      (1,003,031)                 (197,916)
      Sale of common stock to related party                  -                    200,000
      Subscriptions received from stock-
        holders                                      11,327,900                        -
      Distributions to stockholders                     (29,776)                       -
      Payment of stock issuance costs                  (986,338)                       -
                                                   ------------              -----------
          Net cash provided by financing
            activities                                9,308,755                     2,084
                                                   ------------              ------------

Net Increase in Cash and Cash Equivalents             8,867,754                     2,084

Cash and Cash Equivalents at Beginning of
  Period                                                  2,084                        -
                                                   ------------              -----------

Cash and Cash Equivalents at End of Period         $  8,869,838              $      2,084
                                                   ============              ============

                See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.

                                                                         June 12, 1996
                                                                           (Date of
                                                                          Inception)
                                                 Year Ended                 through
                                                December 31,              December 31,
                                                    1997                      1996
                                                ------------             --------------
Reconciliation of Net Earnings to Net Cash
  Provided by Operating Activities:

    Net earnings                                $     22,852              $         -
                                                ------------              -----------
    Adjustments to reconcile net earnings
      to net cash provided by operating
      activities:
        Amortization                                     833                        -
        Increase in prepaid expenses                 (11,179)                       -
        Increase in accounts payable and
          accrued expenses                             6,141                        -
        Increase in due to related parties,
          excluding reimbursement of acqui-
          sition, organization and stock
          issuance costs paid on behalf
          of the Company                               3,822                        -
                                                ------------              -----------
            Total adjustments                           (383)                       -
                                                ------------              -----------

Net Cash Provided by Operating Activities       $     22,469              $         -
                                                ============              ===========


Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

    Related parties paid certain acquisition,
      organization and stock issuance
      costs on behalf of the Company
      as follows:
        Acquisition costs                       $     26,149              $         -
        Organization costs                                -                     20,000
        Deferred offering costs                           -                    535,812
        Stock issuance costs                         638,274                        -
                                                ------------              -----------

                                                $    664,423              $    555,812
                                                ============              ============


                See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   Year Ended December 31, 1997 and the Period
                    June 12, 1996 (Date of Inception) through
                                December 31, 1996


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL American Realty Fund, Inc. (the "Company") was organized in Maryland on June 12, 1996 primarily to acquire properties ("Properties") located across the United States to be leased on a long-term triple-net basis. The Company intends to invest the proceeds from its public offering, after deducting offering expenses, in hotel Properties to be leased to operators of national and regional limited service, extended stay and full service hotel chains (the "Hotel Chains") and in restaurant Properties to be leased to operators of selected national and regional fast-food, family-style and casual dining restaurant chains (the "Restaurant Chains"). The Company may also provide mortgage financing (the "Mortgage Loans"). The
         Company also intends to offer furniture, fixture and equipment financing (the "Secured Equipment Leases") to operators of Hotel Chains and Restaurant Chains.

         The Company was a development stage enterprise from June 12, 1996 through October 15, 1997. Since operations had not begun, activities through October 15, 1997 were devoted to organization of the Company.

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Organization Costs - Organization costs are amortized over five years using the straight-line method.

                         CNL AMERICAN REALTY FUND, INC.

                  Year Ended December 31, 1997 and the Period
                   June 12, 1996 (Date of Inception) through
                               December 31, 1996

1.       Significant Accounting Policies - Continued:

         Income Taxes - The Company intends to make an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ended December 31, 1997. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income taxes to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the financial statements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

         Earnings Per Share - Basic earnings per share are calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the reporting period. The Company does not have any dilutive potential common shares.

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         New Accounting Standard - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure." The Statement, which is effective for fiscal years ending after December 15, 1997, provides for disclosure of the Company's capital structure. At this time, the Company's Board of Directors has not determined the

                         CNL AMERICAN REALTY FUND, INC.

                  Year Ended December 31, 1997 and the Period
                   June 12, 1996 (Date of Inception) through
                               December 31, 1996


1.       Significant Accounting Policies - Continued:

         relative rights, preferences, and privileges of each class or series of preferred stock authorized. Since the Company has not issued preferred shares, the disclosures to this Statement are not applicable.

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." The Statement, which is effective for fiscal years beginning after December 15, 1997, requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is its net earnings. The Company does not believe that adoption of this Statement will have a material effect on the Company's financial position or results of operations.

2.       Public Offering:

         The Company has filed a currently effective registration statement on Form S-11 with the Securities and Exchange Commission.

         A maximum of 16,500,000 shares ($165,000,000) may be sold, including 1,500,000 shares ($15,000,000) which is available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. As of December 31, 1997, the Company had received subscription proceeds of $11,325,402 (1,132,540 shares), including $1,056 (106 shares)
         through the reinvestment plan.

3.       Other Assets:

         Other assets at December 31, 1997, consisted of acquisition fees and miscellaneous acquisition expenses which will be allocated to future Properties.

                         CNL AMERICAN REALTY FUND, INC.

                  Year Ended December 31, 1997 and the Period
                   June 12, 1996 (Date of Inception) through
                               December 31, 1996


4.       Stock Issuance Costs:

         The Company has incurred certain expenses of its offering of shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offering. Preliminary costs incurred prior to raising capital were advanced by an affiliate of the Company, CNL Real Estate Advisors, Inc. (the "Advisor"). The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

         As of December 31, 1997, the Company had incurred $2,304,561 in organizational and offering costs, including $906,032 in commissions and marketing support and due diligence expense reimbursement fees (see
         Note 6). Of this amount $2,284,561 has been treated as stock issuance costs and $20,000 has been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

5.       Distributions:

         For the year ended December 31, 1997, 100 percent of the distributions were considered to be ordinary income for federal income tax purposes. No amounts distributed to stockholders for the year ended December 31, 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

6.       Related Party Transactions:

         Certain affiliates of the Company will receive fees and compensation in connection with the offering, and the acquisition, management, and sale of the assets of the Company.

         On June 12, 1996 (date of inception), CNL Fund Advisors, Inc. contributed $200,000 in cash to the Company and became its sole stockholder. In February 1997, the Advisor purchased the Company's outstanding common stock from CNL Fund Advisors, Inc. and became the sole stockholder of the Company.

                         CNL AMERICAN REALTY FUND, INC.

                  Year Ended December 31, 1997 and the Period
                   June 12, 1996 (Date of Inception) through
                               December 31, 1996


6.       Related Party Transactions - Continued:

         CNL Securities Corp. is entitled to receive commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the offering of the shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the year ended December 31, 1997, the Company incurred $849,405 of such fees of which $792,832 were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the year ended December 31, 1997, the Company incurred $56,627 of such fee, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the offering is completed in the amount of 0.20% of the stockholders' investment in the Company. As of December 31, 1997, no such fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in finding, negotiating the leases of and acquiring properties on behalf of the Company equal to 4.5% of gross proceeds, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of Listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the year ended December 31, 1997, the Company incurred $509,643 of such fees. Such fees are included in other assets at December 31, 1997.

                         CNL AMERICAN REALTY FUND, INC.

                  Year Ended December 31, 1997 and the Period
                   June 12, 1996 (Date of Inception) through
                               December 31, 1996


6.       Related Party Transactions - Continued:

         The due to related parties consisted of the following at December 31:

                                                         1997         1996
                                                      ----------    --------

         Due to CNL Securities Corp.:
           Commissions                                 $100,709      $     -
           Marketing support and due
             diligence expense reim-
             bursement fee                                7,268            -
                                                       --------      -------
                                                        107,977            -
                                                       --------      -------

         Due to CNL Real Estate Advisors,
           Inc.:
          Expenditures incurred for
            organizational and offering
            expenses on behalf of the
            Company                                      21,729       357,896
          Accounting and administrative
            services                                     17,376        28,665
          Acquisition fees                               46,172            -
                                                       --------      -------
                                                         85,277       386,561
                                                       --------      --------

                                                       $193,254      $386,561
                                                       ========      ========

                         CNL AMERICAN REALTY FUND, INC.

                  Year Ended December 31, 1997 and the Period
                   June 12, 1996 (Date of Inception) through
                               December 31, 1996


6.       Related Party Transactions - Continued:

         The Advisor and its affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of shares) on a day-to-day basis. For the year ended December 31, 1997 and the period June 12, 1996 (date of inception) through December 31, 1996, the expenses incurred for these services were classified as follows:

                                                       June 12, 1996
                                                         (Date of
                                                           Inception)
                                         Year Ended       through
                                        December 31,    December 31,
                                            1997            1996
                                        ------------   ---------------

         Deferred offering costs         $     -         $ 28,665
         Stock issuance costs             185,335              -
         General operating and
           administrative expenses          6,889              -
                                         --------        --------

                                         $192,224        $ 28,665
                                         ========        =========

7.       Subsequent Events:

         During the period January 1, 1998 through January 22, 1998, the Company received subscription proceeds of 130,262 shares ($1,302,620) of common stock.

         On January 1, 1998, the Company declared distributions of $28,814 or $0.025 per share of common stock, payable in March 1998, to stockholders of record on January 1, 1998.

         On January 16, 1998, the Company declared distributions of $0.025 per share of common stock to stockholders of record on February 1, 1998, also payable in March 1998.

                                   EXHIBIT C


                            PRIOR PERFORMANCE TABLES

                       THE FOLLOWING INFORMATION UPDATES
                         AND REPLACES THE CORRESPONDING
                        INFORMATION IN EXHIBIT C TO THE
                    ATTACHED PROSPECTUS, DATED JULY 9, 1997.

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

         The information in this Exhibit C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which like the Company, were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains similar to those in which the Company may invest. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., and CNL American Properties Fund, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 1997. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between July 1992 and June 1997.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between July 1992 and June 1997. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending June 30, 1997.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 1997, of the Prior Public Programs, the offerings of which became fully subscribed between July 1992 and June 1997.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Exhibit C because none of the directors of the Company or their Affiliates has been involved in completed programs which made investments similar to those of the Company.

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between July 1992 and June 30, 1997.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS

                                      CNL Income      CNL Income      CNL Income     CNL Income
                                       Fund XI,        Fund XII,      Fund XIII,      Fund XIV,
                                         Ltd.            Ltd.            Ltd.           Ltd.
                                      ----------      ----------      ----------     ----------
Dollar amount offered                $40,000,000     $45,000,000     $40,000,000    $45,000,000
                                     ===========     ===========     ===========    ===========
Dollar amount raised                       100.0%          100.0%          100.0%         100.0%
                                     -----------     -----------     -----------    -----------
Less offering expenses:

  Selling commissions
    and discounts                           (8.5)           (8.5)           (8.5)          (8.5)
  Organizational expenses                   (3.0)           (3.0)           (3.0)          (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                               (0.5)           (0.5)           (0.5)          (0.5)
                                     -----------     -----------     -----------    -----------
                                           (12.0)          (12.0)          (12.0)         (12.0)
                                     -----------     -----------     -----------    -----------
Reserve for operations                       --              --              --             --
                                     -----------     -----------     -----------    ----------
Percent available for
  investment                                88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ===========
Acquisition costs:
  Cash down payment                         83.0%           83.0%           82.5%          82.5%
  Acquisition fees paid
    to affiliates                            5.0             5.0             5.5            5.5
  Loan costs                                 --              --              --             --
                                     -----------     -----------     -----------    ----------
Total acquisition costs                     88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ===========
Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                         --              --              --             --

Date offering began                      3/18/92         9/29/92         3/31/93        8/27/93

Length of offering (in
  months)                                      6               6               5              6

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                        6              11              10             11


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. registered for sale $165,000,000 of shares of common stock (the "Initial Offering of Shares"). The Initial Offering of Shares of CNL American Properties Fund, Inc. commenced April 19, 1995, and upon completion of the Initial Offering of Shares on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, CNL American Properties Fund, Inc. registered for sale $275,000,000 of shares of common stock (the "1997 Offering of Shares"). The 1997 Offering of Shares of CNL American Properties Fund, Inc. commenced following the completion of the Initial Offering of Shares on February 6, 1997.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd.

                                   CNL Income      CNL Income       CNL American        CNL Income     CNL Income
                                    Fund XV,        Fund XVI,     Properties Fund,      Fund XVII,     Fund XVIII,
                                      Ltd.            Ltd.              Inc.               Ltd.            Ltd.
                                   ----------      ----------     ----------------      ----------     -----------
                                                                      (Note 1)                           (Note 2)
Dollar amount offered             $40,000,000     $45,000,000       $150,591,765       $30,000,000
                                  ===========     ===========       ============       ===========
Dollar amount raised                    100.0%          100.0%              91.3%            100.0%
                                  -----------     -----------       ------------       -----------
Less offering expenses:

  Selling commissions
    and discounts                        (8.5)           (8.5)              (7.5)             (8.5)
  Organizational expenses                (3.0)           (3.0)              (3.0)             (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                            (0.5)           (0.5)              (0.5)             (0.5)
                                  -----------     -----------       ------------       -----------
                                        (12.0)          (12.0)             (11.0)            (12.0)
                                  -----------     -----------       ------------       -----------
Reserve for operations                    --              --                 --                --
                                  -----------     -----------       ------------       -----------
Percent available for
  investment                             88.0%           88.0%              89.0%             88.0%
                                  ===========     ===========       ============       ===========
Acquisition costs:
  Cash down payment                      82.5%           82.5%              84.5%             83.5%
  Acquisition fees paid
    to affiliates                         5.5             5.5                4.5               4.5
  Loan costs                              --              --                 --                --
                                  -----------     -----------       ------------       -----------
Total acquisition costs                  88.0%           88.0%              89.0%             88.0%
                                  ===========     ===========       ============       ===========
Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                      --              --                 --                --

Date offering began                   2/23/94         9/02/94            4/19/95           9/02/95

Length of offering (in                      6               9                 22                12
  months)

Months to invest 90% of
  amount available for
  investment measured                      10              11                 23                15
  from date of offering

had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000).

                                    TABLE II
                            COMPENSATION TO SPONSOR

                                             CNL Income    CNL Income    CNL Income    CNL Income
                                              Fund XI,      Fund XII,    Fund XIII,     Fund XIV,
                                                Ltd.          Ltd.          Ltd.          Ltd.
                                             ----------    ----------    ----------    ----------
Date offering commenced                         3/18/92       9/29/92       3/31/93       8/27/93
Dollar amount raised                        $40,000,000   $45,000,000   $40,000,000   $45,000,000
                                            ===========   ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                               3,400,000     3,825,000     3,400,000     3,825,000
    Real estate commissions                           -             -             -             -
    Acquisition fees                          2,000,000     2,250,000     2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                    200,000       225,000       200,000       225,000
                                            -----------   -----------   -----------   -----------
Total amount paid to sponsor                  5,600,000     6,300,000     5,800,000     6,525,000
                                            ===========   ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1997 (6 months)                           1,841,174     1,981,123     1,708,175     1,856,053
    1996                                      3,734,852     4,089,655     3,494,528     3,841,163
    1995                                      3,758,271     3,928,473     3,482,461     3,823,939
    1994                                      3,574,474     3,933,486     3,232,046     2,897,432
    1993                                      3,434,512     3,320,549     1,148,550       329,957
    1992                                      1,525,462        63,401             -             -
    1991                                              -             -             -             -
    1990                                              -             -             -             -
    1989                                              -             -             -             -
    1988                                              -             -             -             -
    1987                                              -             -             -             -
    1986                                              -             -             -             -
    1985                                              -             -             -             -
    1984                                              -             -             -             -
    1983                                              -             -             -             -
    1982                                              -             -             -             -
    1981                                              -             -             -             -
    1980                                              -             -             -             -
    1979                                              -             -             -             -
    1978                                              -             -             -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1997 (6 months)                              48,260        49,885        48,767        48,170
    1996                                        133,138       137,966       126,947       134,867
    1995                                        106,086       109,111       103,083       114,095
    1994                                         76,533        84,524        83,046        84,801
    1993                                         78,926        73,789        27,003         8,220
    1992                                         30,237         2,031             -             -
    1991                                              -             -             -             -
    1990                                              -             -             -             -
    1989                                              -             -             -             -
    1988                                              -             -             -             -
    1987                                              -             -             -             -
    1986                                              -             -             -             -
    1985                                              -             -             -             -
    1984                                              -             -             -             -
    1983                                              -             -             -             -
    1982                                              -             -             -             -
    1981                                              -             -             -             -
    1980                                              -             -             -             -
    1979                                              -             -             -             -
    1978                                              -             -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                                      1,044,750     1,640,000       836,411     3,196,603
    Notes                                             -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
   Real estate commissions                            -             -             -             -
   Incentive fees                                     -             -             -             -
   Other                                              -             -             -             -

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. registered for sale $165,000,000 of shares of common stock (the "Initial Offering of Shares"). The Initial Offering of Shares of CNL American Properties Fund, Inc. commenced April 19, 1995, and upon completion of the Initial Offering of Shares on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan. Pursuant to a Registration Statement on Form S-11, as amended, effective January 31, 1997, CNL American Properties Fund, Inc. registered for sale $275,000,000 of shares of common stock (the "1997 Offering of Shares"). The 1997 Offering of Shares of CNL American Properties Fund, Inc. commenced following the completion of
         the Initial Offering of Shares on February 6, 1997.   The amounts shown
         represent the combined results of the Initial Offering of Shares and the 1997 Offering of Shares as of June 30, 1997.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited

                                                       CNL Income    CNL Income      CNL American       CNL Income   CNL Income
                                                        Fund XV,      Fund XVI,    Properties Fund,     Fund XVII,   Fund XVIII,
                                                          Ltd.          Ltd.             Inc.              Ltd.          Ltd.
                                                       ----------    ----------    ----------------     ----------   -----------
                                                                                       (Note 1)                        (Note 2)
Date offering commenced                                    2/23/94       9/02/94   4/19/95 and 2/6/97       9/02/95
Dollar amount raised                                   $40,000,000   $45,000,000      $223,843,177      $30,000,000
                                                       ===========   ===========      ============      ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                                          3,400,000     3,825,000        16,788,238        2,550,000
    Real estate commissions                                     -             -                 -                -
    Acquisition fees                                     2,200,000     2,475,000        10,072,943        1,350,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                               200,000       225,000         1,119,216          150,000
                                                       -----------   -----------      ------------      -----------
Total amount paid to sponsor                             5,800,000     6,525,000        27,980,397        4,050,000
                                                       ===========   ===========      ============      ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1997 (6 months)                                      1,716,242     1,938,911         6,583,211        1,232,910
    1996                                                 3,557,073     3,911,609         5,817,143        1,340,159
    1995                                                 3,361,477     2,619,840           566,475           11,671
    1994                                                 1,154,454       212,171                 -                -
    1993                                                         -             -                 -                -
    1992                                                         -             -                 -                -
    1991                                                         -             -                 -                -
    1990                                                         -             -                 -                -
    1989                                                         -             -                 -                -
    1988                                                         -             -                 -                -
    1987                                                         -             -                 -                -
    1986                                                         -             -                 -                -
    1985                                                         -             -                 -                -
    1984                                                         -             -                 -                -
    1983                                                         -             -                 -                -
    1982                                                         -             -                 -                -
    1981                                                         -             -                 -                -
    1980                                                         -             -                 -                -
    1979                                                         -             -                 -                -
    1978                                                         -             -                 -                -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1997 (6 months)                                         42,619        50,756           269,208           53,768
    1996                                                   122,391       157,883           334,603          107,211
    1995                                                   122,107       138,445            68,016            2,659
    1994                                                    37,620         7,023                 -                -
    1993                                                         -             -                 -                -
    1992                                                         -             -                 -                -
    1991                                                         -             -                 -                -
    1990                                                         -             -                 -                -
    1989                                                         -             -                 -                -
    1988                                                         -             -                 -                -
    1987                                                         -             -                 -                -
    1986                                                         -             -                 -                -
    1985                                                         -             -                 -                -
    1984                                                         -             -                 -                -
    1983                                                         -             -                 -                -
    1982                                                         -             -                 -                -
    1981                                                         -             -                 -                -
    1980                                                         -             -                 -                -
    1979                                                         -             -                 -                -
    1978                                                         -             -                 -                -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                                                 3,312,297     1,385,384         5,254,083                -
    Notes                                                        -             -                 -                -
Amount paid to sponsors
  from property sales and
  refinancing:
   Real estate commissions                                       -             -                 -                -
   Incentive fees                                                -             -                 -                -
   Other                                                         -             -                 -                -

         partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995.Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000). As of June 30, 1997, CNL Income Fund
         XVIII, Ltd. had sold 2,219,221 Units, representing $22,192,212 of capital contributed by limited partners, and 17 properties had been acquired. From commencement of the offering through June 30, 1997, total selling commissions and discounts were $1,886,338, due diligence expense reimbursement fees were $110,961, and acquisition fees were $998,650, for a total amount paid to sponsor of $2,995,949. CNL Income Fund XVIII, Ltd. had cash generated from operations for the period October 11, 1996 (the date funds were originally released from escrow) through June 30, 1997, of $490,897. CNL Income Fund XVIII, Ltd. made payments of $33,405 to the sponsor from operations for this period.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND XI, LTD.

                                                            1991
                                                          (Note 1)         1992           1993            1994
                                                          --------     ------------   ------------    ------------
Gross revenue                                        $          0    $  1,269,086    $  3,831,648    $  3,852,107
Equity in earnings of unconsolidated
  joint ventures                                                0          33,367         121,059         119,370
Profit from sale of properties (Note 5)                         0               0               0               0
Interest income                                                 0         150,535          24,258          30,894
Less: Operating expenses                                        0         (63,390)       (206,987)       (179,717)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (180,631)       (469,127)       (481,226)
      Minority interests in income of
        consolidated joint ventures                             0         (23,529)        (68,399)        (68,936)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,438       3,232,452       3,272,492
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,295,104       2,855,026       2,947,445
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 4)                                               0       1,495,225       3,355,586       3,497,941
Cash generated from sales (Note 5)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,495,225       3,355,586       3,497,941
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0      (1,205,030)     (2,495,002)     (3,400,001)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         290,195         860,584          97,940
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Minority interests' capital
      contributions                                             0         426,367               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (3,922,875)              0               0
    Acquisition of land and buildings                           0     (26,428,556)       (276,157)              0
    Investment in direct financing
      leases                                                    0      (6,716,561)       (276,206)              0
    Increase in restricted cash                                 0               0               0               0
    Decrease in restricted cash                                 0               0               0               0
    Investment in joint ventures                                0      (1,658,925)           (772)              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0      (1,011,487)           (900)              0
    Increase in other assets                                    0        (122,024)              0               0
    Distributions to holders of minority
      interests                                                 0         (17,467)        (51,562)        (57,641)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000         828,667         254,987          40,299
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              45              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                      C-7

                                                                                      6 months
                                                         1995            1996           1997
                                                     ------------    ------------   ------------
Gross revenue                                        $  3,820,990    $  3,877,311   $  1,847,371
Equity in earnings of unconsolidated
  joint ventures                                          118,384         118,211        105,163
Profit from sale of properties (Note 5)                         0         213,685              0
Interest income                                            51,192          51,381         21,104
Less: Operating expenses                                 (237,126)       (247,569)      (136,290)
      Interest expense                                          0               0              0
      Depreciation and amortization                      (481,226)       (478,198)      (229,919)
      Minority interests in income of
        consolidated joint ventures                       (70,038)        (70,116)       (34,598)
                                                     ------------    ------------   ------------
Net income - GAAP basis                                 3,202,176       3,464,705      1,572,831
                                                     ============    ============   ============
Taxable income
  - from operations                                     2,985,221       2,965,514      1,447,710
                                                     ============    ============   ============
  - from gain on sale                                           0               0              0
                                                     ============    ============   ============
Cash generated from operations
  (Notes 2 and 4)                                       3,652,185       3,601,714      1,792,914
Cash generated from sales (Note 5)                              0       1,044,750              0
Cash generated from refinancing                                 0               0              0
                                                     ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                       3,652,185       4,646,464      1,792,914
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                         (3,500,023)     (3,540,024)    (1,790,012)
    - from sale of properties                                   0               0              0
    - from cash flow from prior period                          0               0              0
                                                     ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                           152,162       1,106,440          2,902
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0               0              0
    General partners' capital
      contributions                                             0               0              0
    Minority interests' capital
      contributions                                             0               0              0
    Organization costs                                          0               0              0
    Syndication costs                                           0               0              0
    Acquisition of land and buildings                           0               0              0
    Investment in direct financing
      leases                                                    0               0              0
    Increase in restricted cash                                 0      (1,044,750)             0
    Decrease in restricted cash                                 0               0      1,044,750
    Investment in joint ventures                                0               0     (1,044,750)
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0               0              0
    Increase in other assets                                    0               0              0
    Distributions to holders of minority
      interests                                           (54,227)        (58,718)       (29,095)
                                                     ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                          97,935           2,972        (26,193)
                                                     ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            74              73             36
                                                     ============    ============   ============
  - from recapture                                              0               0              0
                                                     ============    ============   ============
Capital gain (loss)                                             0               0              0
                                                     ============    ============   ============

                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              41              62              81
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               4
  - from return of capital (Note 3)                             0               1               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0              42              62              85
    - from cash flow from prior
        period                                                  0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 0.00%           6.17%           8.31%           8.56%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              42             104             189
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        N/A             100%            100%            100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XI, Ltd. became effective on March 12, 1992. Activities through April 22, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XI, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XI, Ltd.

Note 5: In November 1996, CNL Income Fund XI, Ltd. sold one if its properties and received net sales proceeds of $1,044,750, resulting in a gain of $213,685 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: On December 31, 1995 and 1996, CNL Income Fund XI, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% for each year of the total invested capital. Accordingly, the total yield for each of 1995 and 1996 was 8.85%.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                                                                       6 months
                                                          1995            1996           1997
                                                      ------------    ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                     79              81             39
  - from capital gain                                           0               5              0
  - from investment income from
      prior period                                              9               3              2
  - from return of capital (Note 3)                             0               0              4
                                                     ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                     88              89             45
                                                     ============    ============   ============
    Source (on cash basis)
    - from sales                                                0               0              0
    - from refinancing                                          0               0              0
    - from operations                                          88              89             45
    - from cash flow from prior
        period                                                  0               0              0
                                                     ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                     88              89             45
                                                     ============    ============   ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 8.85%           8.85%          8.75%
Total cumulative cash distributions
  per $1,000 investment from inception                        277             366            411
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        100%             97%           100%

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XII, LTD.

                                                          1991
                                                        (Note 1)         1992            1993            1994
                                                      ------------   ------------    ------------    ------------
Gross revenue                                        $          0    $     25,133    $  3,374,640    $  4,397,881
Equity in earnings of joint ventures                            0              46          49,604          85,252
Profit (Loss) from sale of properties
  (Note 7)                                                      0               0               0               0
Interest income                                                 0          45,228         190,082          65,447
Less: Operating expenses                                        0          (7,211)       (193,804)       (192,951)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (3,997)       (286,293)       (327,795)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0          59,199       3,134,229       4,027,834
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0          58,543       2,749,072       3,301,005
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                               0          61,370       3,246,760       3,848,962
Cash generated from sales (Note 7)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0          61,370       3,246,760       3,848,962
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0         (61,370)     (1,972,769)     (3,768,754)
    - from sale of properties                                   0               0               0               0
    - from return of capital (Note 4)                           0         (60,867)              0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         (60,867)      1,273,991          80,208
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      21,543,270      23,456,730               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (2,066,937)     (2,277,637)              0
    Acquisition of land and buildings                           0      (7,536,009)    (15,472,737)           (230)
    Investment in direct financing
      leases                                                    0      (2,503,050)    (11,875,100)           (591)
    Loan to tenant of joint venture,
      net of repayments                                         0               0        (207,189)          6,400
    Investment in joint ventures                                0        (372,045)       (468,771)         (4,400)
    Increase in restricted cash                                 0               0               0               0
    Payment of lease costs                                      0               0               0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                           0        (704,923)       (432,749)              0
    Increase in other assets                                    0        (654,497)              0               0
    Other                                                       0               0               0             973
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       7,634,942      (6,003,462)         82,360
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0               5              64              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                                                                      6 months
                                                         1995            1996           1997
                                                     ------------    ------------   ------------
Gross revenue                                      $  4,404,792    $  4,264,273   $  2,058,864
Equity in earnings of joint ventures                     81,582         200,499        141,356
Profit (Loss) from sale of properties
  (Note 7)                                                    0         (15,355)             0
Interest income                                          84,197          88,286         37,968
Less: Operating expenses                               (228,404)       (279,341)      (132,808)
      Interest expense                                        0               0              0
      Depreciation and amortization                    (327,795)       (315,319)      (159,551)
                                                   ------------    ------------   ------------
Net income - GAAP basis                               4,014,372       3,943,043      1,945,829
                                                   ============    ============   ============
Taxable income
  - from operations                                   3,262,046       3,275,495      1,617,525
                                                   ============    ============   ============
  - from gain (loss) on sale                                  0         (41,506)             0
                                                   ============    ============   ============
Cash generated from operations
  (Notes 2 and 5)                                     3,819,362       3,951,689      1,931,238
Cash generated from sales (Note 7)                            0       1,640,000              0
Cash generated from refinancing                               0               0              0
                                                   ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                     3,819,362       5,591,689      1,931,238
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                       (3,819,362)     (3,870,008)    (1,912,504)
    - from sale of properties                                 0               0              0
    - from return of capital (Note 4)                         0               0              0
    - from cash flow from prior period                   (5,645)              0              0
                                                   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                          (5,645)      1,721,681         18,734
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0               0              0
    General partners' capital
      contributions                                           0               0              0
    Organization costs                                        0               0              0
    Syndication costs                                         0               0              0
    Acquisition of land and buildings                         0               0        (55,000)
    Investment in direct financing
      leases                                                  0               0              0
    Loan to tenant of joint venture,
      net of repayments                                   7,008           7,741          4,171
    Investment in joint ventures                              0      (1,645,024)             0
    Increase in restricted cash                               0               0              0
    Payment of lease costs                                    0               0        (24,052)
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                         0               0              0
    Increase in other assets                                  0               0              0
    Other                                                     0               0              0
                                                   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                         1,363          84,398        (56,147)
                                                   ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                          72              72             36
                                                   ============    ============   ============
  - from recapture                                            0               0              0
                                                   ============    ============   ============
Capital gain (loss)                                           0              (1)             0
                                                   ============    ============   ============

                                                 1991                                                                  6 months
                                               (Note 1)       1992        1993        1994        1995        1996       1997
                                              -----------   ---------   ---------   ---------   ---------   ---------  --------
Cash distributions to investors
  Source (on GAAP basis)

  - from investment income                              0           5          46          84          85          86         43
  - from capital gain                                   0           0           0           0           0           0          0
  - from investment income from
      prior period                                      0           0           0           0           0           0          0
  - from return of capital (Note 3)                     0           7           0           0           0           0          0
                                              -----------   ---------   ---------   ---------   ---------   ---------  ---------
Total distributions on GAAP basis
  (Note 6)                                              0          12          46          84          85          86         43
                                              ===========   =========   =========   =========   =========   =========  =========
    Source (on cash basis)
    - from sales                                        0           0           0           0           0           0          0
    - from refinancing                                  0           0           0           0           0           0          0
    - from operations                                   0           6          46          84          85          86         43
    - from return of capital (Note 4)                   0           6           0           0           0           0          0
    - from cash flow from prior period                  0           0           0           0           0           0          0
                                              -----------   ---------   ---------   ---------   ---------   ---------  ---------
Total distributions on cash basis
  (Note 6)                                              0          12          46          84          85          86         43
                                              ===========   =========   =========   =========   =========   =========  =========
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                         0.00%       5.00%       6.75%       8.50%       8.60%       8.50%      8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                  0          12          58         142         227         313        356
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                N/A         100%        100%        100%        100%        100%       100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,645,024 in Middleburg Joint Venture.

Note 8: On December 31, 1995, CNL Income Fund XII, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.60%.

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 10: Certain data for columns representing less than 12 months have been annualized.

                               TABLE III
                Operating Results of Prior Programs CNL
                         INCOME FUND XIII, LTD.

                                               1992                                                                     6 months
                                             (Note 1)         1993            1994           1995          1996           1997
                                            ----------    ------------   ------------   ------------   ------------   ------------
Gross revenue                               $        0    $    966,564   $  3,558,447   $  3,806,944   $  3,685,280   $  1,796,451
Equity in earnings of joint ventures                 0           1,305         43,386         98,520         60,654         70,503
Profit (Loss) from sale of properties
  (Notes 4 and 5)                                    0               0              0        (29,560)        82,855              0
Provision for loss on land and net
  investment in direct financing leases
  (Note 8)                                           0               0              0              0              0        (41,202)
Interest income                                      0         181,568         77,379         51,410         49,820         18,246
Less: Operating expenses                             0         (59,390)      (183,311)      (214,705)      (253,360)      (128,593)
      Interest expense                               0               0              0              0              0              0
      Depreciation and amortization                  0        (148,170)      (378,269)      (393,435)      (393,434)      (197,265)
                                            ----------    ------------   ------------   ------------   ------------   ------------
Net income - GAAP basis                              0         941,877      3,117,632      3,319,174      3,231,815      1,518,140
                                            ==========    ============   ============   ============   ============   ============
Taxable income
  - from operations                                  0         978,535      2,703,252      2,920,859      2,972,159      1,387,838
                                            ==========    ============   ============   ============   ============   ============
  - from gain (loss) on sale                         0               0              0              0              0              0
                                            ==========    ============   ============   ============   ============   ============
Cash generated from operations
  (Notes 2 and 3)                                    0       1,121,547      3,149,000      3,379,378      3,367,581      1,659,408
Cash generated from sales (Notes 4 and 5)            0               0              0        286,411        550,000              0
Cash generated from refinancing                      0               0              0              0              0              0
                                            ----------    ------------   ------------   ------------   ------------   ------------
Cash generated from operations, sales
  and refinancing                                    0       1,121,547      3,149,000      3,665,789      3,917,581      1,659,408
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                       0        (528,364)    (2,800,004)    (3,350,014)    (3,367,581)    (1,659,408)
    - from sale of properties                        0               0              0              0              0              0
    - from cash flow from prior period               0               0              0              0        (32,427)       (40,596)
                                            ----------    ------------   ------------   ------------   ------------   ------------
Cash generated (deficiency) after
  cash distributions                                 0         593,183        348,996        315,775        517,573        (40,596)
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                  0      40,000,000              0              0              0              0
    General partners' capital
      contributions                              1,000               0              0              0              0              0
    Syndication costs                                0      (3,932,017)          (181)             0              0              0
    Acquisition of land and buildings                0     (19,691,630)    (5,764,308)      (336,116)             0              0
    Investment in direct financing leases            0      (6,760,624)    (1,365,075)             0              0              0
    Investment in joint ventures                     0        (314,998)      (545,139)      (140,052)             0       (550,000)
    Increase in restricted cash                      0               0              0              0       (550,000)             0
    Decrease in restricted cash                      0               0              0              0              0        550,000
    Loan to tenant                                   0               0              0              0              0       (190,997)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                  0        (799,980)       (25,036)        (3,074)             0              0
    Increase in other assets                         0        (454,909)         9,226              0              0              0
    Other                                            0               0              0            954              0              0
                                            ----------    ------------   ------------   ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                1,000       8,639,025     (7,341,517)      (162,513)       (32,427)      (231,593)
                                            ==========    ============   ============   ============   ============   ============
TAX AND DISTRIBUTION DATA PER

  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                  0              33             67             72             74             34
                                            ==========    ============   ============   ============   ============   ============
  - from recapture                                   0               0              0              0              0              0
                                            ==========    ============   ============   ============   ============   ============
Capital gain (loss) (Notes 4 and 5)                  0               0              0              0              0              0
                                            ==========    ============   ============   ============   ============   ============

                                  C-15




TABLE III - CNL INCOME FUND XIII, LTD. (continued)


                                                       1992                                                       6 months
                                                     (Note 1)      1993        1994        1995         1996        1997
                                                     --------    --------    --------    -------      --------    --------
Cash distributions to investors
  Source (on GAAP basis)

  - from investment income                                  0          18          70          82           78          38
  - from capital gain                                       0           0           0           0            2           0
  - from investment income from prior
      period                                                0           0           0           2            5           5
                                                     --------    --------    --------    --------     --------    --------
Total distributions on GAAP basis (Note 6)                  0          18          70          84           85          43
                                                     ========    ========    ========    ========     ========    ========
  Source (on cash basis)
  - from sales                                              0           0           0           0            0           0
  - from refinancing                                        0           0           0           0            0           0
  - from operations                                         0          18          70          84           84          42
  - from cash flow from prior period                        0           0           0           0            1           1
                                                     --------    --------    --------    --------     --------    --------
Total distributions on cash basis (Note 6)                  0          18          70          84           85          43
                                                     ========    ========    ========    ========     ========    ========
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                 0.00%       5.33%       7.56%       8.44%        8.50%       8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                          0          18          88         172          257         300
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented
  (original total acquisition cost of properties
  retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                             N/A         100%        100%        100%          99%        100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.

Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: In November 1996, CNL Income Fund XIII, Ltd. sold one of its properties and received net sales proceeds of $550,000, resulting in a gain of $82,855 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and 1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997, are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 8: During the six months ended June 30, 1997, the partnership recorded an allowance for loss on land and net investment in the direct financing lease of $41,202, for financial reporting purposes, relating to one of its properties. The loss represents the difference between the property's land carrying value and the carrying value of the net investment in the direct financing lease, as compared to the estimated net realizable value, based on the anticipated sales price of this property from a third party.

Note 9: Certain data for columns representing less than 12 months have been annualized.

                               TABLE III
                Operating Results of Prior Programs CNL
                         INCOME FUND XIV, LTD.

                                               1992                                                               6 months
                                             (Note 1)       1993          1994          1995          1996          1997
                                             ---------  ------------  ------------  ------------  ------------  ------------
Gross revenue                                $      0   $    256,234  $  3,135,716  $  4,017,266  $  3,999,813  $  1,964,870
Equity in earnings of joint ventures                0          1,305        35,480       338,717       459,137       152,823
Profit (Loss) from sale of properties
  (Note 4)                                          0              0             0       (66,518)            0             0
Interest income                                     0         27,874       200,499        50,724        44,089        23,015
Less: Operating expenses                            0        (14,049)     (181,980)     (248,840)     (246,621)     (148,962)
      Interest expense                              0              0             0             0             0             0
      Depreciation and amortization                 0        (28,918)     (257,640)     (340,112)     (340,089)     (170,055)
                                             --------   ------------  ------------  ------------  ------------   -----------
Net income - GAAP basis                             0        242,446     2,932,075     3,751,237     3,916,329     1,821,691
                                             ========   ============  ============  ============  ============   ===========
Taxable income
  - from operations                                 0        278,845     2,482,240     3,162,165     3,236,329     1,594,605
                                             ========   ============  ============  ============  ============   ===========
  - from gain on sale                               0              0             0             0             0        47,256
                                             ========   ============  ============  ============  ============   ===========
Cash generated from operations
  (Notes 2 and 3)                                   0        321,737     2,812,631     3,709,844     3,706,296     1,807,883
Cash generated from sales (Note 4)                  0              0             0       696,012             0             0
Cash generated from refinancing                     0              0             0             0             0             0
                                             --------   ------------  ------------  ------------  ------------   -----------
Cash generated from operations, sales
  and refinancing                                   0        321,737     2,812,631     4,405,856     3,706,296     1,807,883
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                      0         (9,050)   (2,229,952)   (3,543,751)   (3,706,296)   (1,807,883)
    - from sale of properties                       0              0             0             0             0             0
    - from cash flow from prior period              0              0             0             0        (6,226)      (48,377)
                                                 --------   ------------  ------------  ------------
Cash generated (deficiency) after cash
  distributions                                     0        312,687       582,679       862,105         (6,226)      (48,377)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                 0     28,785,100    16,214,900             0              0             0
    General partners' capital
      contributions                             1,000              0             0             0              0             0
    Syndication costs                               0     (2,771,892)   (1,618,477)            0              0             0
    Acquisition of land and buildings               0    (13,758,004)  (11,859,237)     (964,073)             0             0
    Investment in direct financing leases           0     (4,187,268)   (5,561,748)      (75,352)             0             0
    Investment in joint ventures                    0       (315,209)   (1,561,988)   (1,087,218)        (7,500)            0
    Return of capital from joint venture            0              0             0             0              0        51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                  0       (706,215)     (376,738)         (577)             0             0
    Increase in other assets                        0       (444,267)            0             0              0             0
    Other                                           0              0             0         5,530              0             0
                                             --------   ------------  ------------  ------------   ------------  ------------
Cash generated (deficiency) after cash
  distributions and special items               1,000      6,914,932    (4,180,609)   (1,259,585)       (13,726)        3,573
                                             ========   ============  ============  ============   ============  ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                 0             16            56            70             71            35
                                             ========   ============  ============  ============   ============  ============
  - from recapture                                  0              0             0             0              0             0
                                             ========   ============  ============  ============   ============  ============
Capital gain (loss) (Note 4)                        0              0             0             0              0             1
                                             ========   ============  ============  ============   ============  ============

                                                   1992                                                                6 months
                                                 (Note 1)        1993          1994          1995          1996          1997
                                                -----------   -----------   -----------   -----------   -----------   -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                0             1            51            79            83            40
  - from capital gain                                     0             0             0             0             0             0
  - from return of capital                                0             0             0             0             0             0
  - from investment income from prior
      period                                              0             0             0             0             0             1
                                                -----------   -----------   -----------   -----------   -----------   -----------
Total distributions on GAAP basis (Note 5)                0             1            51            79            83            41
                                                ===========   ===========   ===========   ===========   ===========   ===========
  Source (on cash basis)
  - from sales                                            0             0             0             0             0             0
  - from refinancing                                      0             0             0             0             0             0
  - from operations                                       0             1            51            79            83            40
  - from cash flow from prior period                      0             0             0             0             0             1
                                                -----------   -----------   -----------   -----------   -----------   -----------
Total distributions on cash basis (Note 5)                0             1            51            79            83            41
                                                ===========   ===========   ===========   ===========   ===========   ===========
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)               0.00%         4.50%         6.50%         8.06%         8.25%         8.25%
Total cumulative cash distributions
  per $1,000 investment from inception                    0             1            52           131           214           255
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                           N/A           100%          100%          100%         100%          100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and 1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.

                               TABLE III
                Operating Results of Prior Programs CNL
                          INCOME FUND XV, LTD.

                                                         1993                                                           6 months
                                                       (Note 1)          1994            1995            1996             1997
                                                     ------------    ------------    ------------    ------------     ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699     $  1,799,379
Equity in earnings of joint ventures                            0           8,372         280,606         392,862          117,311
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0                0
Interest income                                                 0         167,734          88,059          43,049           24,263
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)        (123,377)
      Interest expense                                          0               0               0               0                0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)        (124,149)
                                                     ------------    ------------    ------------    ------------     ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059        1,693,427
                                                     ============    ============    ============    ============     ============
Taxable income
  - from operations                                             0       1,026,715       2,861,912       2,954,318        1,430,120
                                                     ============    ============    ============    ============     ============
  - from gain on sale                                           0               0               0               0           47,256
                                                     ============    ============    ============    ============     ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682        1,673,623
Cash generated from sales (Note 4)                              0               0         811,706               0                0
Cash generated from refinancing                                 0               0               0               0                0
                                                     ------------    ------------    ------------    ------------     ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682        1,673,623
Less: Cash distributions to investors
  (Note 5)

    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)      (1,673,623)
    - from sale of properties                                   0               0               0               0                0
    - from cash flow from prior period                                                                                      (6,377)
Cash generated (deficiency) after cash              -------------    ------------      -----------   ------------     --------------
 distributions                                                  0         480,890       1,401,073         234,682           (6,377)
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      40,000,000               0               0                0
    General partners' capital contra-
      bunions                                               1,000               0               0               0                0
    Syndication costs                                           0      (3,892,003)              0               0                0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0                0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0                0
    Investment in joint venture                                 0      (1,564,762)       (720,552)       (129,939)               0
    Return of capital from joint venture                        0               0               0               0           51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0                0
    Increase in other assets                                    0        (187,757)              0               0                0
    Other                                                     (38)         (6,118)         25,150               0                0
                                                     ------------    ------------    ------------    ------------     ------------
Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        104,743           45,573
                                                     ============    ============    ============    ============     ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              73               35
                                                     ============    ============    ============    ============     ============
  - from recapture                                              0               0               0               0                0
                                                     ============    ============    ============    ============     ============
Capital gain (loss) (Note 4)                                    0               0               0               0                1
                                                     ============    ============    ============    ============     ============

                                                         1993                                                      6 months
                                                       (Note 1)          1994            1995            1996        1997
                                                     ------------  --------------    ------------    --------       -------
Cash distributions to investors
  Source (on GAAP basis)

  - from investment income                                      0              21              66              80      42
  - from capital gain                                           0               0               0               0       0
Total distributions on GAAP basis (Note 5)                      0              21              66              80      42
                                                     ============    ============    ============    ============   =======
  Source (on cash basis)
  - from sales                                                  0               0               0               0       0
  - from refinancing                                            0               0               0               0       0
  - from operations                                             0              21              66              80      42
                                                     ------------    ------------    ------------    ------------   =======

Total distributions on cash basis (Note 5)                      0              21              66              80      42
                                                     ============    ============    ============    ============   =======


Total cash distributions as a percentage
  of orginal $1,000 investment (Notes 6
  and 7).                                                       0           5.00%           7.25%           8.20%    8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0             21              87             167      209
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%    100%


Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: Distributions declared for the quarters ended December 31, 1994,
         1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III

                    Operating Results of Prior Programs CNL
                             INCOME FUND XVI, LTD.

                                                         1993                                                        6 months

                                                       (Note 1)          1994            1995            1996          1997
                                                     ------------    ------------    ------------    --------     -------------
Gross revenue                                        $          0    $    186,257    $  2,702,504    $  4,343,390    $ 2,145,424
Equity in earnings from joint venture                           0               0               0          19,668         36,620
Profit from sale of properties (Notes 4
  and 5)                                                        0               0               0         124,305         41,148
Interest income                                                 0          21,478         321,137          75,160         34,155
Less: Operating expenses                                        0         (10,700)       (274,595)       (261,878)      (134,647)
      Interest expense                                          0               0               0               0              0
      Depreciation and amortization                             0          (9,458)       (318,205)       (552,447)      (282,050)
                                                     ------------    ------------    ------------    ------------   -------------
Net income - GAAP basis                                         0         187,577       2,430,841       3,748,198       1,840,650
                                                     ============    ============    ============    ============   =============
Taxable income
  - from operations                                             0         189,864       2,139,382       3,239,830       1,598,010
                                                     ============    ============    ============    ============   =============
  - from gain on sale (Notes 4 and 5)                           0               0               0               0          41,148
                                                     ============    ============    ============    ============   =============
Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       3,753,726       1,888,155
Cash generated from sales (Notes 4 and 5)                       0               0               0         775,000         610,384
Cash generated from refinancing                                 0               0               0               0               0
                                                     ------------    ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       4,528,726      (2,498,539)
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (3,431,251)      1,800,000
    - from sale of properties                                   0               0               0               0               0
                                                     ------------    ------------    ------------    ------------      ----------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,097,475         698,539
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      20,174,172      24,825,828               0               0
    General partners' capital contri-
      butions                                               1,000               0               0               0               0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0               0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,355,627)        (29,257)
      Investment in direct financing                                                                                            0
      leases                                                    0        (975,853)     (5,595,236)       (405,937)
    Investment in joint venture                                 0               0               0        (775,000)              0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)         (2,494)              0
    Collection of overpayment of acqui-
      sition and syndication costs paid
      by related parties on behalf of the
      partnership                                               0               0               0               0               0
    Increase in other assets                                    0        (443,625)        (58,720)              0               0
    Other                                                     (36)        (20,714)         20,714               0               0
                                                     ------------    ------------    ------------    ------------        --------
Cash generated (deficiency) after cash
  distributions and special items                             964       2,982,532       1,004,290      (2,441,583)        669,282
                                                     ============    ============    ============    ============        =========
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              53              71              35
                                                     ============    ============    ============    ============        ========
  - from recapture                                              0               0               0               0               0
                                                     ============    ============    ============    ============        ========
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0               1
                                                     ============    ============    ============    ============        ========

                                      C-27





TABLE III - CNL INCOME FUND XVI, LTD. (continued)

                                                         1993                                                              6 months
                                                       (Note 1)          1994            1995          1996                  1997
                                                     ------------    ------------    ------------    --------             ---------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45              76              39
  - from capital gain                                           0               0               0               0               1
  - from investment income from
      prior period                                              0               0               0               0               0
                                                     ------------    ------------    ------------    ------------          ------
Total distributions on GAAP basis (Note 6)                      0               1              45              76              40
                                                     ============    ============    ============    ============          ======
  Source (on cash basis)
  - from sales                                                  0               0               0               0               0
  - from refinancing                                            0               0               0               0               0
  - from operations                                             0               1              45              76              40
                                                     ------------    ------------    ------------    ------------          ------
Total distributions on cash basis (Note 6)                      0               1              45              76              40
                                                     ============    ============    ============    ============          ======
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                     0.00%           4.50%           6.00%           7.88%           8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46             122             162
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties retained,
  divided by original total acquisition cost of
  all properties in program) (Notes 4 and 5)                   N/A            100%            100%            100%             99%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes.

Note 6:  Distributions declared for the quarters ended December 31, 1994,
         1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.

                          TABLE III Operating Results
                         of Prior Programs CNL AMERICAN
                             PROPERTIES FUND, INC.

                                                                                                       6 months
                                                         1994            1995            1996            1997
                                                       (Note 1)        (Note 2)        (Note 2)        (Note 2)
                                                     ------------    ------------    ------------    ----------
Gross revenue                                        $          0    $    539,776    $  4,363,456    $  4,972,237
Equity in earnings of joint venture                             0               0               0               0
Interest income                                                 0         119,355       1,843,228       1,742,997
Less: Operating expenses                                        0        (186,145)       (908,924)       (893,009)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (104,131)       (521,871)       (579,404)
      Minority interest in income of
        consolidated joint venture                              0             (76)        (29,927)        (15,726)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         368,779       4,745,962       5,227,095
                                                     ============    ============    ============    ============
Taxable income
  - from operations (Note 7)                                    0         379,935       4,894,262       6,696,419
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 3 and 4)                                               0         498,459       5,482,540       6,314,003
Cash generated from sales (Note 6)                              0               0               0       5,254,083
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         498,459       5,482,540      11,568,086
Less: Cash distributions to investors
    - from operating cash flow                                  0        (498,459)     (5,439,404)     (6,282,470)
    - from sale of properties                                   0               0               0               0
    - from other                                                0        (136,827)              0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0        (136,827)         43,136       5,285,616
Special items (not including sales and
  refinancing):
    Subscriptions received from
      stockholders                                              0      38,454,158     100,792,991      84,646,030
    Sale of common stock to CNL Fund
      Advisors, Inc.                                      200,000               0               0               0
    Contributions from minority interest                        0         200,000          97,419               0
    Distributions to holder of minority
      interest                                                  0               0         (39,121)        (17,035)
    Stock issuance costs                                      (19)     (3,680,704)     (8,486,188)     (8,145,622)
    Acquisition of land and buildings                           0     (18,835,969)    (36,104,148)    (75,111,847)
    Investment in direct financing
      leases                                                    0      (1,364,960)    (13,372,621)    (14,391,675)
    Proceeds from sale of equipment direct
      financing leases                                          0               0               0         962,274
    Investment in mortgage notes
      receivable                                                0               0     (13,547,264)     (4,401,982)
    Collections on mortgage notes
      receivable                                                0               0         133,850         117,192
    Proceeds of borrowing on line of
      credit                                                    0               0       3,666,896       2,888,163
    Payment on line of credit                                   0               0        (145,080)     (1,653,321)
    Payment of loan costs                                       0               0         (54,533)         (6,101)
    Reimbursement of organization, acquisition,
      and deferred offering and stock issuance
      costs paid on behalf of CNL American Properties

      Fund, Inc. by related parties                      (199,036)     (2,500,056)       (939,798)     (1,524,434)
    Increase in other assets                                    0        (628,142)     (1,103,896)              0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             945      11,507,500      30,941,643     (11,352,742)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations (Note 7)                                    0              20              61              38
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                      C-31

                                                                                                       6 months
                                                         1994            1995            1996            1997
                                                       (Note 1)        (Note 2)        (Note 2)        (Note 2)
                                                     ------------    ------------    ------------    ----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              19              59              29
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital                                      0              14               8               6
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis                               0              33              67              35
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              26              67              35
  - from return of capital                                      0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis                               0              33              67              35
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)                     0.00%           3.34%           6.73%           7.05%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              33             100             135
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties retained,
  divided by original total acquisition cost of
  all properties in program) (Note 6)                         N/A             100%            100%            100%


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. registered for sale $165,000,000 of shares of common stock (the "Initial Offering of Shares"). The Initial Offering of Shares of CNL American Properties Fund, Inc. commenced April 19, 1995, and upon completion of the Initial Offering of Shares on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan. Pursuant to a Registration Statement on Form S-11, as amended, effective January 31, 1997, CNL American Properties Fund, Inc. registered for sale $275,000,000 of shares of common stock (the "1997 Offering of Shares"). The 1997 Offering of Shares of CNL American Properties Fund, Inc. commenced following the completion of the Initial Offering of Shares on February 6, 1997. Activities through June 1, 1995, were devoted to organization of CNL American Properties Fund, Inc. and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering of Shares and the 1997 Offering of Shares.

Note 3: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL American Properties Fund, Inc.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6: In May 1997, CNL American Properties Fund, Inc. sold four of its properties to the tenant for $5,254,083, which was equal to the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 7:  Taxable income presented is before the dividends paid deduction.

Note 8: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III

                    Operating Results of Prior Programs CNL
                             INCOME FUND XVII, LTD.

                                                         1995                          6 months
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    --------
Gross revenue                                        $          0    $  1,195,263    $  1,237,898
Equity in earnings of unconsolidated
  joint ventures                                                0           4,834          45,358
Interest income                                            12,153         244,406          48,537
Less: Operating expenses                                   (3,493)       (169,536)       (103,397)
      Interest expense                                          0               0               0
      Depreciation and amortization                          (309)       (179,208)       (188,038)
      Minority interest in income of
        consolidated joint venture                                              0         (10,432)
                                                     ------------    ------------    ------------
Net income - GAAP basis                                     8,351       1,095,759       1,029,926
                                                     ============    ============    ============
Taxable income
  - from operations                                        12,153       1,114,964       1,138,900
                                                     ============    ============    ============
  - from gain on sale                                           0               0               0
                                                     ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                           9,012       1,232,948       1,179,142
Cash generated from sales                                       0               0               0
Cash generated from refinancing                                 0               0               0
                                                     ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           9,012       1,232,948       1,179,142
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                             (1,199)       (703,681)     (1,015,084)
    - from sale of properties                                   0               0               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             7,813         529,267         164,058
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           5,696,921      24,303,079               0
    General partners' capital contri-
      butions                                               1,000               0               0
    Contributions from minority interest                        0         140,676         278,170
    Syndication costs                                    (604,348)     (2,407,317)              0
    Acquisition of land and buildings                    (332,928)    (19,735,346)     (1,978,419)
    Investment in direct financing
      leases                                                    0      (1,784,925)     (1,009,775)
    Investment in joint ventures                                0        (201,501)       (934,196)
    Increase in restricted cash                                 0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                      (347,907)       (326,483)        (26,068)
    Increase in other assets                             (221,282)              0               0
    Distributions to holder of minority
      interest                                                  0               0         (16,943)
    Other                                                    (410)            410               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                       4,198,859         517,860      (3,523,173)
                                                     ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            36              37              38
                                                     ============    ============    ============
  - from recapture                                              0               0               0
                                                     ============    ============    ============
Capital gain (loss)                                             0               0               0
                                                     ============    ============    ============

                                      C-33


                                                         1995                          6 months
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      4              23              34
  - from capital gain                                           0               0               0
  - from investment income from
      prior period                                              0               0               0
                                                     ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0              23              34
                                                     ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0
  - from refinancing                                            0               0               0
  - from operations                                             4              23              34
                                                     ------------    ------------    ------------
Total distributions on cash basis (Note 4)                      4              23              34
                                                     ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)                     5.00%           5.50%           7.25%
Total cumulative cash distributions per
  $1,000 investment from inception                              4              27              61
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties retained,
  divided by original total acquisition cost of
  all properties in program)                                   N/A             98%            100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVII, Ltd.

Note 4: Distributions declared for the quarters ended December 31, 1995 and 1996 are reflected in the 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996 and June 30, 1997 are not included in the 1996 and 1997 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

===================================================================================================================================


                                                          Selling Price, Net of
                                                                                                             Including Closing and

                                                    Closing Costs and GAAP Adjustments
                                                                                                                   Soft Costs
                                                     -------------------------------------------        ---------------------------

                                                                         Purchase                                        Total
                                                       Cash               money    Adjustments                       acquisition
                                                     received   Mortgage mortgage   resulting                        cost, capital
                                                      net of    balance   taken       from                 Original  improvements
                                   Date     Date of  closing    at time  back by   application             mortgage  closing and
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total     financing soft costs (1)
===================================================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                02/05/87  06/12/92 $1,169,021         0        0            0 $1,169,021          0      $955,000
  Wendy's -
    Fairfield, CA                07/01/87  10/03/94  1,018,490         0        0            0  1,018,490          0       861,500

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                05/29/87  07/21/93    746,800         0        0            0    746,800          0       642,800
  Pizza Hut -
    Graham, TX                   08/24/87  07/28/94    261,628         0        0            0    261,628          0       205,500
  Golden Corral -
    Medina, OH                   11/18/87  11/30/94    626,582         0        0            0    626,582          0       743,000
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    620,800         0        0            0    620,800          0       484,185
  KFC -
    Eagan, MN                    06/01/87  06/02/97    623,882         0   42,000            0    665,882          0       601,100

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                  06/02/88  01/10/97    496,418         0        0            0    496,418          0       591,362
  Perkins -
    Bradenton, FL                06/30/88  03/14/97  1,310,001         0        0            0  1,310,001          0     1,080,500
  Pizza Hut -
    Kissimmee, FL                02/23/88  04/08/97    673,159         0        0            0    673,159          0       474,755
  Burger King -
    Roswell, GA                  06/08/88  06/20/97    257,981         0  685,000            0    942,981          0       775,226

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                     03/22/89  04/27/94    712,000         0        0            0    712,000          0       616,501
  Burger King -
    Hastings, MI                 08/12/88  12/15/95    518,650         0        0            0    518,650          0       419,936
  Wendy's -
    Tampa, FL                    12/30/88  09/20/96  1,049,550         0        0            0  1,049,550          0       828,350

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)         02/28/90  08/25/95          0         0 1,040,000           0  1,040,000          0       986,418
  Ponderosa -
    St. Cloud, FL (6)            06/01/89  10/24/96     73,713         0 1,057,299           0  1,131,012          0       996,769
  Franklin National Bank -
    Franklin, TN                 06/26/89  01/07/97    960,741         0        0            0    960,741          0     1,138,164




                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

===========================================================
                                  Cost of Properties


                           Closing Costs and GAAP Adjustments


                                          Excess
                                        (deficiency)
                                        of property
                                        operating cash
                                        receipts over
                                            cash
       Property                 Total   expenditures
========================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA             $955,000       $214,021
  Wendy's -
    Fairfield, CA              861,500        156,990

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC              642,800        104,000
  Pizza Hut -
    Graham, TX                 205,500         56,128
  Golden Corral -
    Medina, OH                 743,000       (116,418)
  Denny's -
    Show Low, AZ (8)           484,185        136,615
  KFC -
    Eagan, MN                  601,100         64,782

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                591,362        (94,944)
  Perkins -
    Bradenton, FL            1,080,500        229,501
  Pizza Hut -
    Kissimmee, FL              474,755        198,404
  Burger King -
    Roswell, GA                775,226        167,755

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                   616,501         95,499
  Burger King -
    Hastings, MI               419,936         98,714
  Wendy's -
    Tampa, FL                  828,350        221,200

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)       986,418         53,582
  Ponderosa -
    St. Cloud, FL (6)          996,769        134,243
  Franklin National Bank -
    Franklin, TN             1,138,164       (177,423)


                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



===============================================================================================



                                    Including Closing and


                                                           Soft Costs


                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP
===============================================================================================
  Shoney's -
    Smyrna, TN                   03/22/89  05/13/97    636,788         0        0            0

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               11/02/89  05/24/94    791,211         0        0            0
  Hardee's -
    Heber Springs, AR            02/13/90  05/24/94    638,270         0        0            0
  Hardee's -
    Little Canada, MN            11/28/89  06/29/95    899,503         0        0            0
  Jack in the Box -
    Dallas, TX                   06/28/94  12/09/96    982,980         0        0            0
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    349,200         0        0            0

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0        0            0
  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0        0            0
  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0 1,160,000           0
  Church's Fried Chicken -
    Jacksonville, FL (4)         04/30/90  12/01/95          0         0   240,000           0
Shoney's -
    Colorado Springs, CO         07/03/90  07/24/96  1,044,909         0         0           0
  Hardee's -
    Hartland, MI                 07/10/90  10/23/96    617,035         0         0           0
  Hardee's -
    Columbus, IN                 09/04/90  05/30/97    223,590         0         0           0


CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0         0           0
  Church's Fried Chicken -
    Jacksonville, FL (4)         09/28/90  12/01/95          0         0   240,000           0
  Church's Fried Chicken -
    Jacksonville, FL (5)         09/28/90  12/01/95          0         0   220,000           0
  Ponderosa -
    Orlando, FL (6)              12/17/90  10/24/96          0         0 1,353,775           0





=============================================================================================
                                                                   Cost of Properties

                              Selling Price, Net of


                                          Closing Costs and GAAP Adjustments


                                                                               Excess
                                                        Total                (deficiency)
                                                    acquisition              of property
                                                    cost, capital            operating cash
                                          Original  improvements             receipts over
                                          mortgage  closing and                  cash
       Property                 Total     financing soft costs (1)   Total   expenditures
=============================================================================================
  Shoney's -
    Smyrna, TN                   636,788          0       554,200   554,200         82,588

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               791,211          0       605,500   605,500        185,711
  Hardee's -
    Heber Springs, AR            638,270          0       532,893   532,893        105,377
  Hardee's -
    Little Canada, MN            899,503          0       821,692   821,692         77,811
  Jack in the Box -
    Dallas, TX                   982,980          0       964,437   964,437         18,543
  Denny's -
    Show Low, AZ (8)             349,200          0       272,354   272,354         76,846

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   700,000          0       560,202   560,202        139,798
  Hardee's -
    St. Paul, MN                 869,036          0       742,333   742,333        126,703
  Perkins -
    Florence, SC (3)           1,160,000          0     1,084,905 1,084,905         75,095
  Church's Fried Chicken -
    Jacksonville, FL (4)         240,000          0       233,728   233,728          6,272
Shoney's -
    Colorado Springs, CO        1,044,909         0       898,739   893,739        151,170
  Hardee's -
    Hartland, MI                  617,035         0       841,642   841,642       (224,607)
  Hardee's -
    Columbus, IN                  223,590         0       219,676   219,676          3,914


CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                   1,184,865         0       949,199   949,199        235,666
  Church's Fried Chicken -
    Jacksonville, FL (4)          240,000         0       238,153   238,153          1,847
  Church's Fried Chicken -
    Jacksonville, FL (5)          220,000         0       215,845   215,845          4,155
  Ponderosa -
    Orlando, FL (6)             1,353,775         0     1,179,210 1,179,210        174,565


                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


===============================================================================================



                                     Including Closing and


                                                           Soft Costs


                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP
===============================================================================================
CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                 05/31/91  12/12/96    918,445         0        0            0
  Burger King -
    Alpharetta, GA               09/20/91  06/30/97  1,053,571         0        0            0

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0        0            0

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA             09/29/92  11/07/96  1,044,750         0        0            0

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0
  Checkers -
    Richmond, VA                 03/31/94  11/21/96    550,000         0        0            0

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0
  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0
  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0
  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0


==============================================================================================
                                                                    Cost of Properties

                               Selling Price, Net of


                                           Closing Costs and GAAP Adjustments


                                                                                Excess
                                                         Total                (deficiency)
                                                     acquisition              of property
                                                     cost, capital            operating cash
                                           Original  improvements             receipts over
                                           mortgage  closing and                  cash
       Property                  Total     financing soft costs (1)   Total   expenditures
==============================================================================================
CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                  918,445          0       918,445   918,445              0
  Burger King -
    Alpharetta, GA              1,053,571          0       713,866   713,866        339,705

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                  1,050,186          0       987,679   987,679         62,507

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA            1,044,750          0       818,850   818,850        225,900

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                 1,640,000          0     1,636,643  1,636,643         3,357

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                   286,411          0       286,411   286,411              0
  Checkers -
    Richmond, VA                  550,000          0       413,288   413,288        136,712

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                 339,031          0       339,031   339,031              0
  Checkers -
    Dallas, TX                    356,981          0       356,981   356,981              0
  TGI Friday's -
    Woodridge, NJ (7)           1,753,533          0     1,510,245  1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)             747,058          0       672,746   672,746         74,312

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                 263,221          0       263,221   263,221              0
  Checkers -
    Leavenworth, KS               259,600          0       259,600   259,600              0
  Checkers -
    Knoxville, TN                 288,885          0       288,885   288,885              0
  TGI Friday's -
    Woodridge, NJ (7)           1,753,533          0     1,510,245  1,510,245       243,288

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


===============================================================================================



                                 Including Closing and


                                                           Soft Costs


                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP
===============================================================================================
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0
  Checker's -
    Oviedo, FL                   11/14/94  02/28/97    610,384         0        0            0

CNL American Properties
  Fund, Inc.:
  TGI Friday's -
    Orange, CT                   10/30/95  05/08/97  1,312,799         0        0            0
  TGI Friday's -
    Hazlet, NJ                   07/15/96  05/08/97  1,324,109         0        0            0
  TGI Friday's -
    Marlboro, NJ                 08/01/96  05/08/97  1,372,075         0        0            0
  TGI Friday's -
    Hamden, CT                   08/26/96  05/08/97  1,245,100         0        0            0


==============================================================================================
                                                                    Cost of Properties

                               Selling Price, Net of


                                           Closing Costs and GAAP Adjustments


                                                                                Excess
                                                         Total                (deficiency)
                                                     acquisition              of property
                                                     cost, capital            operating cash
                                           Original  improvements             receipts over
                                           mortgage  closing and                  cash
       Property                  Total     financing soft costs (1)   Total   expenditures
==============================================================================================
  Wendy's -
    Woodridge, NJ (7)             747,058          0       672,746   672,746         74,312

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                  775,000          0       613,838   613,838        161,162
  Checker's -
    Oviedo, FL                    610,384          0       506,311   506,311        104,073

CNL American Properties
  Fund, Inc.:
  TGI Friday's -
    Orange, CT                  1,312,799          0     1,310,980  1,310,980         1,819
  TGI Friday's -
    Hazlet, NJ                  1,324,109          0     1,294,237  1,294,237        29,872
  TGI Friday's -
    Marlboro, NJ                1,372,075          0     1,324,288  1,324,288        47,787
  TGI Friday's -
    Hamden, CT                  1,245,100          0     1,203,136  1,203,136        41,964


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.

(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.

(6) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for each of CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for each of CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the properties owned by Show Low Joint Venture.